UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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KELLY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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April 6, 2015

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 6, 2015, in the Auditorium located on the First Floor of our Headquarters building at 999 West Big Beaver Road, Troy, Michigan 48084-4782.

Matters scheduled for consideration at this Meeting are the election of Directors, an advisory vote on executive compensation, approval of the Company’s amended and restated Equity Incentive Plan, approval of the Company’s amended and restated Short-Term Incentive Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important to us. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

TERENCE E. ADDERLEY
Executive Chairman and Chairman of the Board of Directors

CARL T. CAMDEN President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 6, 2015.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•    Proxy Statement for the Annual Meeting of Stockholders

•    Annual Report to Stockholders, including Form 10-K, for the year ended December 28, 2014

To view the Proxy Statement or Annual Report visit: www.envisionreports.com/kelyb.

Please refer to the enclosed Proxy Card and Proxy Statement for information on voting options:

Internet — Telephone — Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 6, 2015 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Directors as set forth in the accompanying Proxy Statement;

2.	To approve, by advisory vote, the Company’s executive compensation;

3.	To approve the Company’s amended and restated Equity Incentive Plan;

4.	To approve the Company’s amended and restated Short-Term Incentive Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year; and

6.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 2, FOR APPROVAL OF THE COMPANY’S AMENDED AND RESTATED EQUITY INCENTIVE PLAN AS SET FORTH IN PROPOSAL 3, FOR THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN AS SET FORTH IN PROPOSAL 4, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 5.

Only holders of record of the Company’s Class B common stock at the close of business on March 18, 2015 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

April 6, 2015	By Order of the Board of Directors
999 West Big Beaver Road Troy, Michigan 48084-4782	JAMES M. POLEHNA Vice President and Corporate Secretary

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4782

April 6, 2015

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 6, 2015 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this proxy statement and enclosed form of proxy are first being sent to stockholders of the Company is April 6, 2015. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 18, 2015, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 18, 2015, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,451,261 shares of the Class B common stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Pursuant to the Company’s By-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Under the Company’s Restated Certificate of Incorporation, Directors are elected by plurality vote and the ten nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of Directors.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by

Principal Stockholders and Management

Under regulations of the Securities and Exchange Commission (the “SEC”), persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on March 18, 2015, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Terence E. Adderley	3,213,265 (a)(b)	93.1
999 West Big Beaver Road
Troy, Michigan 48084

(a)

Includes 3,140,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(b)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the SEC and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Company’s Class A and Class B common stock on March 18, 2015, on the basis described above, of each Director and nominee, each of the named executive officers as of such date, and all Directors and executive officers as a group as of such date.

Directors and Named Executive Officers(a)	Class A Common Stock		Class B Common Stock
	Number of Shares and Nature of Beneficial Ownership(b)	Percent of Class	Number of Shares and Nature of Beneficial Ownership	Percent of Class
T. E. Adderley, Executive Chairman and Chairman of the Board	2,514,672(c)	7.3	3,213,265(d)	93.1
C. M. Adderley, Director	1,100,033(e)	3.2	1,125(e)	*
C. T. Camden, Director and Executive Officer	474,946	1.4	100	*
R.S. Cubbin, Director	3,123	*	100	*
J. E. Dutton, Director	31,469	*	100	*
T. B. Larkin, Director	14,145	*	100	*
C. L. Mallett, Jr., Director	10,532	*	100	*
L. A. Murphy, Director	21,091	*	100	*
D. R. Parfet, Lead Director	42,445	*	100	*
B. J. White, Director	30,378	*	100	*
G. S. Corona, Executive Officer	225,451	*	100	*
P.W. Quigley, Executive Officer	89,767	*	100	*
All Directors and Executive Officers as a Group
(16 persons)	4,756,962	13.9	3,215,390	93.2

*	Less than 1%

(a)	Each of the named Directors is a nominee for election.

(b)

Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 6,000 for J.E. Dutton; 6,000 for D.R. Parfet; and 6,000 for B.J. White.

(c)

Includes 2,346,202 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; and 38,470 shares in five separate trusts of which Mr. Adderley is a co-trustee with JPMorgan Chase Bank, N.A.

(d)	See footnotes (a) and (b) to the table above.

(e)

Includes 959,045 shares of Class A stock and 900 shares of Class B stock held in nine separate trusts of which Ms. Adderley is one of two individual trustees with J.P. Morgan Trust Company of Delaware as Corporate Trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the SEC, all required reports of Reporting Persons, with the exception of one, were filed timely with the SEC for 2014. A Form 4 was not timely filed for Mr. Olivier Thirot, Senior Vice President and Acting Chief Financial Officer who became a reporting person on September 15, 2014. The Form 4, reflecting his receipt of a grant of 5,000 restricted stock units on that date, was filed on September 24, 2014.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Executive Chairman and Chairman of the Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s consideration by a majority of independent directors or a nominating committee comprised solely of independent Directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent Directors. A controlled company is required to have an audit committee composed of at least three Directors, who are independent as defined under the rules of both the SEC and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Audit Committee possesses financial sophistication. The independent Directors must also meet at least twice a year in meetings at which only they are present.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent Directors.

Board of Directors

Our Board of Directors is responsible for providing stewardship and oversight of the business of the Company.

At its meeting in February 2015, our Board affirmatively determined that directors R.S. Cubbin, J.E. Dutton, T.B. Larkin, C.L. Mallett, Jr., L.A. Murphy, D.R. Parfet and B.J. White, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company. Each of them is a nominee for election at the Annual Meeting. The following table illustrates the tenure of our Directors. The Director tenure is distributed fairly evenly to create a balanced Board that represents a broad range of perspectives.

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at kellyservices.com. The following table sets forth the Board committees and the current members of each of the committees.

	Governance and Nominating	Compensation	Audit
Terence E. Adderley	✓
Carol M. Adderley	Vice Chair
Carl T. Camden
Robert S. Cubbin *		✓	✓
Jane E. Dutton *	Chair	✓
Terrence B. Larkin *		✓	✓
Conrad L. Mallett, Jr. *	✓		✓
Leslie A. Murphy *		✓	Chair
Donald R. Parfet * (Lead Director)	✓	✓	✓
B. Joseph White *	✓	Chair
Number of Meetings Held in Fiscal Year 2014	3	7	5
* Independent Director

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. The Board held six meetings during 2014. All Directors then in office attended the 2014 Annual Meeting of Stockholders. All Directors attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and the committees on which they served during 2014. The independent Directors are required to, and did, meet in meetings at which only they were present at least twice during 2014.

Governance Structure and Risk Oversight

The Company’s leadership is vested in the Executive Chairman and Chairman of the Board of Directors (the Company’s controlling stockholder), a Lead Independent Director and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Executive Chairman and Chairman of the Board of Directors’ duties include establishing the schedule of Board meetings; establishing the agenda for Board meetings; presiding over meetings of the Board of Directors and stockholders; and leading the Directors in the exercise of their stewardship and oversight obligations. The Executive Chairman and Chairman of the Board of Directors is also charged with facilitating communication between the Board of Directors and management, both inside and outside of meetings of the Board. As long as the Executive Chairman and Chairman of the Board of Directors is not an independent Director, the independent Directors are required under the Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Executive Chairman and Chairman of the Board of Directors, to assist in the development of the agendas for meetings of the Board, to preside over meetings of the independent Directors in executive session and to provide feedback to the Executive Chairman and Chairman of the Board of Directors and the Chief Executive Officer on those sessions. The principal responsibilities of the Chief Executive Officer are to develop and lead the Company’s management team to effectively and efficiently produce results that are in keeping with the strategic initiatives and corporate policies established by the Board of Directors.

This leadership approach is intended to serve the interests of all stockholders of this controlled Company, which has historically recognized the importance of an independent majority of its Board of Directors.

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and seek to ensure that risks assumed by the Company are consistent with the Board’s risk tolerance and risk appetite.

While the Audit Committee has responsibility for the oversight of the risk assessment and risk management process, it is the duty of the Company’s management to assess and manage critical risks, including the execution of its Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions are under the direction of the Senior Vice President, General Counsel and Assistant Secretary.

The Company continues to support and expand upon its formal ERM program established in 2007, which is a critical means of identifying and managing the Company’s key risks. Since its inception, the Company’s ERM team has, among other activities, performed assessments of risks to the Company, participated in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement, inclusive of an oversight and monitoring mechanism, established a privacy governance function, and assisted in the integration of risk concepts within the Company’s strategic planning process.

The ERM team reports its findings to the Audit Committee on a quarterly basis. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks.

In addition to the reports submitted quarterly by the Company’s Vice President - Risk Management Group, the Vice President - Internal Audit independently assesses the Company’s risk management process and separately reports to the Audit Committee concerning the Company’s risk identification, prioritization and mitigation processes.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose current members are C.M. Adderley (Vice Chair), T.E. Adderley, J.E. Dutton (Chair), C.L. Mallett, Jr., D.R. Parfet, and B.J. White, held three meetings during 2014. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become directors, recommending to the Board the nominees for the next annual meeting of stockholders or to otherwise fill vacancies and newly created directorships, overseeing the composition, organization and governance of the Board and its committees, monitoring and evaluating Board and committee effectiveness, and developing and overseeing compliance with the Board’s Corporate Governance Principles.

Director Qualifications, Background and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding its size and composition. The Committee annually reviews with the Board the composition of the Board as a whole and proposes nominees for election to the Board who reflect the balance of qualifications, skills, experience and attributes that may provide the diversity of opinion and thought appropriate to fulfill the Board’s obligations of stewardship and oversight on behalf of stockholder interests.

In evaluating Director candidates, the Committee assesses foundation qualities, takes into account special considerations and considers descriptive characteristics in light of the current composition of the Board of Directors and the Company’s strategic objectives. Foundation qualities include personal and professional ethics; integrity and values; reputation; a record of achievement in business, academia or areas relevant to the Company’s activities; independence of thought and flexibility; financial acumen and an understanding of the complexities of business organizations; independence; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient time to make a meaningful contribution to the Board and the Company. Special considerations include under-represented minorities including, but not limited to, gender, race or ethnicity; international experience; experience as a Chairman or Chief Executive Officer or in a significant role at a complex, well-run company or organization; management or other relevant experience; controlling stockholder representation; experience and skill in human resource and workforce solutions; experience in a service industry; an entrepreneurial spirit; financial and accounting expertise; and/or experience as a director of a complex, well-run private or public company or organization. Descriptive characteristics include age; gender; race; education; civic and community involvement; and professional accomplishments.

The Board of Directors is responsible for approving Director nominees based on the recommendation of the Committee. The Board has not adopted a policy whereby stockholders may recommend nominees for election because of the Company’s status as a controlled company.

Set forth below are the conclusions reached by the Board with regard to the nominees for election at the 2015 Annual Meeting of Stockholders.

Terence E. Adderley has had a distinguished fifty-seven year career in the staffing industry with extensive executive management experience including service as the Company’s Chief Executive Officer. He has served as a director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling stockholder.

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling stockholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have a member of the next generation of the Adderley family serve as a Director and become immersed in the operations of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

Carl T. Camden has served as Chief Executive Officer of the Company since 2006 and prior thereto as Chief Operating Officer. Mr. Camden has significant experience and expertise in labor markets and labor economics, marketing and leadership. He serves as a Director of Temp Holdings, Co., Ltd. (“THD”) which is one of the largest staffing firms in Japan and the Asia Pacific market. He led the Company through one of the most difficult economic periods in its history and has strategically positioned the Company to emerge as a leader in workforce solutions.

Robert S. Cubbin is an attorney with thirty-one years experience in insurance law. He is currently the President and Chief Executive Officer of an insurance company. His extensive expertise in legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance and claims experience enhances the Board of the Company. He also serves on the Board of Directors and Audit Committee of First Merit Bank, the principal subsidiary of First Merit Corporation, a $24.6 billion diversified financial services company headquartered in the Midwest. Prior to that, he also served on the Board of Citizens Republic Bank and acted as Audit Committee Chair.

Jane E. Dutton is an expert in the field of organization behavior and has researched and published numerous works on best practices related to engagement, commitment and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be a leading workforce solutions company.

Terrence B. Larkin is an attorney with thirty-one years experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions and joint ventures. He brings to the Board a unique combination of complex problem solving skills and global experience which should well serve the stockholders as the Company continues its transition to a global workforce solutions company.

Conrad L. Mallett, Jr. has extensive experience as a chief executive as well as an administrator, jurist and attorney. He brings a high level of expertise in corporate governance, executive compensation, healthcare and community service that provides the Board with a diverse view of the needs and expectations of executive leadership and labor in complex organizations.

Leslie A. Murphy is a certified public accountant, former Chair of the American Institute of Certified Public Accountants and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee. Her analytical capability, understanding of the economics and strategic elements of business and her expertise in enterprise risk management are especially valuable to the Board.

Donald R. Parfet brings extensive financial and operating experiences to the Board as an executive with responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on the development of emerging medicines. He also serves as a Director of two large publicly held companies. His global operating experience, strong financial background and proven leadership capabilities are especially important to the Board’s consideration of product and geographic expansion.

B. Joseph White has had a long and distinguished career in academia and business. He has special expertise in leadership, management, human resource management, organizational change and governance. His executive experience includes management development, personnel and public affairs with a global manufacturing company, leadership of a major public university, and a decade as dean of a top business school. His considerable experience as a director of for-profit and non-profit organizations serves the Board well as he is often the catalyst for ensuring effective stewardship in the interests of stockholders.

Compensation Committee

The Compensation Committee is charged with developing the Company’s compensation philosophy and establishing and monitoring compensation programs for all employees. The Committee held seven meetings in 2014.

The Committee reviews and approves all adjustments in compensation for senior officers including the administration of salary increases, short-term incentive awards under the Company’s Short-Term Incentive Plan and grants of restricted stock/units and long-term performance awards under the Company’s Equity Incentive Plan. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com, and in the Compensation Discussion and Analysis of this proxy statement.

To assist the Committee in making compensation recommendations for senior officers, the Company’s Human Resources Division provides the Committee with historical, survey and benchmark compensation data. The Committee also relies on the Chief Executive Officer and the other named executive officers to provide performance evaluations and compensation recommendations to assist in its decisions regarding the total compensation of senior officers. The Committee has delegated to the Chief Executive Officer the authority to approve salary recommendations and incentive awards to officers below the rank of senior vice president.

The Committee has the authority to retain independent consultants. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultants’ scope of work and fees. In 2014, the Committee retained Pay Governance LLC to provide assistance with the review of executive compensation. The selection of Pay Governance LLC was unanimously approved following an analysis of the consultant’s independence using factors established by the SEC.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s current members are R.S. Cubbin, J.E. Dutton, T.B. Larkin, L.A. Murphy, D.R. Parfet and B.J. White (Chair), all of whom are independent Directors. During 2014, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers served on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

Audit Committee

The Audit Committee is composed of R.S. Cubbin, T.B. Larkin, C.L. Mallett, Jr., L.A. Murphy (Chair), and D.R. Parfet, all of whom are independent Directors. The Audit Committee held five meetings in 2014. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee’s responsibilities are detailed in its charter, which is posted on the Company’s website at kellyservices.com, and include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors, the Company’s risk assessment and risk management processes and the Company’s compliance with legal and regulatory requirements. The Committee approves (or ratifies if approved under authority delegated to the Chief Financial Officer) all audit, audit related, internal control related, tax and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that L.A. Murphy qualifies as an “Audit Committee financial expert” within the meaning of SEC regulations and as such meets the “financial sophistication” requirements under current Nasdaq Global Market listing standards. Each of the other members of the Audit Committee has the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, behavior in the workplace, compliance with laws, rules and regulations, and Company policies, public company reporting requirements and provides an enforcement mechanism.

The full text of the Code of Conduct is posted on the Company’s website at kellyservices.com. This information is available in print to any stockholder who requests it from the Company’s Investor Relations Department. The Company will disclose future amendments to, or waivers from, the Code of Conduct for its Directors, executive officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

Corporate Social Responsibility

The Company believes that corporate social responsibility (“CSR”) is a cornerstone of the organization. The Company focuses its CSR efforts in four crucial areas: employees and people, ethics, engagement, and the environment. The Company’s CSR report is posted on the Company’s website at kellyservices.com.

RISK ASSESSMENT OF EMPLOYEE COMPENSATION PROGRAMS

As set forth in its charter, the Compensation Committee of the Board of Directors is charged with reviewing the Company’s compensation program risk assessment for all employee compensation programs and to report to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company.

At its February 2015 meeting, the Committee reviewed management’s Compensation Program Risk Assessment report. The report was prepared by the Company’s Human Resources Division in collaboration with the Company’s Internal Audit Department and Risk Management group. The Company’s compensation program risk assessment framework is reviewed and updated as needed to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment framework takes into consideration the following factors:

•	Short-term and long-term incentive performance measures and equity devices that do not encourage excessive risk behavior;

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A balanced structure with a mix of compensation that includes an appropriate balance of fixed and variable; cash and equity; and variable compensation that is a balance of short and long-term incentive opportunities;

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Performance criteria and corresponding objectives that include a balance of performance and the quality of such performance; include the appropriate use of top-line vs. bottom-line metrics; and use annual and long-term measures that complement each other;

•	Plans that are well-designed and do not include steep payout curves, uncapped incentive payouts or misaligned payout timing;

•	Incentive plans that are tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results;

•	A thorough and qualitative assessment of how results were achieved and the quality and sustainability of the results is conducted;

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Validation of the relationship between performance and incentive plan payouts to ensure it falls within the range of competitive practices determined by comparison with a representative peer group and market expectations;

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Implementation of risk-mitigating features such as a clawback policy that applies in the event of the restatement of financial results and a policy that requires a portion of the shares received from incentive award payouts be retained by the participants through ownership/retention approaches;

•	Incentive plan governance that includes involvement at a variety of levels from the Compensation Committee to various corporate functions such as HR, Legal and Finance; and

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Excessive risk should be discussed with the Compensation Committee, recorded in Committee minutes and discussed in the Compensation Discussion and Analysis section of the Company’s annual proxy statement.

To assess the risk of employee compensation programs below the executive level, the Company utilized its Global Incentive Plan Design and Risk Mitigation Framework to consider links to strategy and any risks associated with the design of each incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan were considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

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Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels and timely and accurate tracking of performance data;

•	Modeling, approval and communication of incentive plans;

•	Calculation, audit, approval and communication of incentive payments; and

•	Annual plan reviews to ensure planned design updates align with business goals and budgets and do not present a material risk to the Company.

After due consideration of management’s 2015 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis explains the objectives of our compensation programs, performance outcomes the programs are designed to reward, the material elements of the compensation earned by or paid to the named executive officers, the basis for choosing and setting the amount of each element of compensation and how the elements fit into the Company’s overall compensation objectives, including pay for performance.

Our Named executive officers for 2014, as that term is defined by the SEC, were as follows:

Name	Title
Carl T. Camden	President and Chief Executive Officer
George S. Corona	Executive Vice President and Chief Operating Officer
Patricia A. Little (1)	Executive Vice President and Chief Financial Officer
Peter W. Quigley	Senior Vice President, General Counsel and Assistant Secretary
Michael S. Webster (2)	Executive Vice President and General Manager -- Americas
(1) Ms. Little’s employment with the Company terminated effective March 13, 2015. (2) Mr. Webster’s employment with the Company terminated effective December 31, 2014.

Executive Summary

Fiscal 2014 Performance

Our long-term strategic objective is to create shareholder value by delivering a competitive profit from the best workforce solutions and talent in the industry. We develop workforce solutions, delivered by talented people, who help companies achieve their short and long-term business goals. Our focus is on the following areas: maintain our core strengths in commercial staffing in key markets; grow our professional and technical solutions; enhance our position as a market-leading provider of talent supply chain management solutions in our Outsourcing and Consulting Group (“OCG”) segment; capture permanent placement growth in selected specialties; and lower our costs through deployment of efficient service delivery models.

2014 was a year of significant change for the Company as we focused on growth, supported by aggressive targeted investment and significant improvement in operating efficiencies. Our strategic initiatives during 2014 were designed to improve our ability to efficiently execute our business plans and generate growth in revenue and gross profit in 2015 and beyond.

Actions we took in 2014 to position the Company for future growth and profitability:

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Reshaped our Professional and Technical (PT) recruiting model in our Local U.S. operations to align recruiters by niche, enabling them to build targeted pipelines of PT talent, and added business development resources focused on Local PT sales growth.

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Re-examined our branch delivery network in the U.S. to focus our Local growth efforts where they are most likely to yield the highest return. As a result, we consolidated or closed 52 branches as part of our continued commitment to efficiency and productivity in our Local delivery channels.

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Completed the transition of targeted Large Accounts into a streamlined centralized service model and refocused our recruiting teams on building talent pipelines that align with our Large Account sales verticals.

—	Strengthened the span and depth of our OCG practices and continued to align resources in this group more efficiently against our talent supply chain management strategy.

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Streamlined our headquarters operations through the Management Simplification Plan, a restructuring plan implemented in the fourth quarter of 2014. As our delivery models have changed, so must the corporate-based organization that supports them. We eliminated 55 full time positions, primarily in manager roles, from various headquarters’ departments to ensure we are executing our strategy as efficiently as possible and creating a more nimble company that is better aligned with its new delivery models. Overall, our Management Simplification Plan has reduced our global workforce by over 100 permanent positions. Total results of the Management Simplification Plan is to reduce our future expense growth by $35 million of SG&A, allowing the top line growth we have invested against to drop more efficiently to the bottom line.

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In our Europe, the Middle East, and Africa (EMEA) operations, we implemented initiatives designed to support the Company’s growth strategy. These initiatives included implementing a new organization structure that improves alignment and efficiency across the region, building a regional sales team, and establishing recruitment centers throughout the region.

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The top strategic initiatives for our Asia Pacific (APAC) operations focused on enhancing performance and profitability. Goals included strengthening relationships and accelerating growth in Large Accounts and also improving our recruiting and sourcing capabilities within the region. In support of these objectives, we launched a new job board in Singapore, Malaysia and India, and established an APAC sourcing hub in India.

The global recovery has been slow and uneven, and in order for us to improve progress toward achieving our desired level of financial performance, the economy will need to continue to grow in the segments that we support. Given the sustained economic progress in the U.S. and positive projections from recent job reports, we feel confident the U.S. economy is on solid footing and we will be able to capitalize on these improved market conditions in 2015 in both staffing and OCG. In our APAC and EMEA businesses, we expect the market for staffing services in these regions to remain challenging for the foreseeable future. In OCG, we see companies becoming more strategic in how they staff their workforces, implementing talent supply chain management solutions such as independent contractors and statement of work solutions in order to better meet their business needs.

Key performance highlights for 2014 include:

•	Total company revenue increased 3% year over year from $5.4 billion in 2013 to $5.6 billion in 2014, helped by improving conditions in the U.S. and the investments we made in our U.S. operations.

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Revenue in our OCG business increased by 15% over the prior year driven by the strong performance of our Recruitment Process Outsourcing (“RPO”) and Contingent Workforce Outsourcing (“CWO”) segments of the business.

Fiscal 2014 Compensation Decisions and Actions

The Compensation Committee (“Committee”) approved goals set by Management for 2014 that were designed to drive improved performance and achieve the targeted business results in light of our aggressive investments in the business and an uncertain economy. For fiscal year 2014, the Committee approved the Company’s continued use of Earnings Per Share (“EPS”) as the corporate performance measure for the Short Term Incentive Plan (“STIP”). Specific goals for the 2014 STIP were set at levels deemed to be challenging, given the environment. The Committee recommended that the Board maintain the performance measures of Cumulative After-Tax Earnings and Return on Sales (“ROS”) for the Long Term Incentive Plan (“LTIP”) covering the fiscal years 2014 through 2016. At the time these measures were recommended, the Committee believed they would drive strategic long-term business performance and reinforce the alignment between executive compensation and Company performance. Based on the 2014 strategic plan, the Board agreed with the Committee’s recommendation and approved the proposed measures.

In consideration of the streamlining that took place within the Company in 2014 and the strategic plan for 2015, the Committee determined that it would be appropriate to review our STIP and LTIP measures for 2015. The Committee worked with an independent compensation consultant, as described below, to review current incentive plans and make modifications for 2015.

With the goal of compensating our key leaders competitively and rewarding them for achieving strategic business results that improve shareholder return, in 2014 the Compensation Committee:

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Reviewed an internally prepared competitive benchmarking analysis, using an array of executive compensation survey sources. The Committee determined that annual target total cash compensation (defined as base salary and target annual incentive) for the named executive officers was within a reasonable range of the market median. For target total direct compensation (defined as base salary, target annual incentive and long term incentive award opportunities), all of the named executive officers remain positioned below market competitive levels, due to the Company’s conservative long-term incentives;

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Accepted the voluntary recommendation of our CEO and COO that they forego consideration of salary increases for themselves in 2014 and approved annual base salary increases averaging 2.1% for the remaining named executive officers (generally aligned with the 2.0% annual salary increase budget for U.S. employees);

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Made an annual grant of restricted stock (subject to a 4-year retention vesting schedule) to key executives including our named executive officers that has a grant value that is lower than the grant value of the prior year’s annual grant due to a lower stock price on date of grant and our approach of granting a consistent number of shares from year to year;

•	Made a grant of performance awards in January 2014 under the LTIP to senior officers, including the named executive officers, for the three-year period covering fiscal years 2014 through 2016;

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Consistent with action taken on the U.S. qualified retirement plan, determined that no discretionary profit-sharing contribution would be made for 2014 to the U.S. non-qualified retirement plan in which named executive officers participate. Management and the Committee deemed this action appropriate given the projected 2014 Company operational results and recent Management Simplification actions;

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Approved changes effective January 1, 2015 to both the U.S. qualified retirement plan and the U.S. non-qualified retirement plan in which named executive officers participate, that increase company matching contributions and discontinue the Company’s discretionary contributions to both plans;

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Based on 2014 EPS of $0.81, as adjusted for STIP, and in consideration of plan target EPS performance level of $0.75 and a maximum EPS performance level of $1.50, made payouts to named executive officers for corporate performance under our annual STIP equal to 108% of target incentive;

•	Based on performance that was below threshold for both measures for the 2012-2014 LTIP, determined that no payout was earned for the performance period; and

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Conducted a robust search process of qualified consulting firms in 2014 that resulted in the selection of Pay Governance LLC as its independent compensation consultant. Pay Governance LLC has provided direction and assistance to the Committee in the following areas (these changes were directionally approved at the Committee’s December 2014 meeting pending final approval in early 2015):

¡	Expanded the design of STIP to include multiple measures that support our strategy for the 2015 plan year;

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Redesigned the Company’s long-term incentives for 2015 to include a greater portion of at-risk performance-based pay opportunities, updated performance measures that align with our strategy, and target award opportunities set at market competitive levels; and

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Developed a broader comparator group of companies as an initial point of reference on pay practices and planned work with the Company during 2015 to establish an appropriate comparator group to be used as another reference point for assessing future executive compensation pay levels.

The Committee believes these actions support the strategic direction of the Company and help position it for long-term success in achieving its goals. All of these compensation decisions and actions are discussed in more detail below.

Compensation Objectives

The Committee has established compensation programs designed to achieve the following objectives:

•	Align pay with short- and long-term performance results that directly influence shareholder value;

•	Motivate executives to achieve performance goals that should, over time, lead to increased shareholder value;

•	Attract key executives critical to the organization’s long-term success;

•	Retain executives necessary to successfully lead and manage the organization; and

•	Reward executives fairly for Company and individual performance.

Elements of Compensation for Named Executive Officers

The total compensation program for the named executive officers consists of the following major components:

•	Base Salary — necessary to attract key executives and reward them fairly for their day-to-day responsibilities;

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Annual Cash Incentive — performance-based compensation award opportunity that places a portion of each executive’s total compensation at risk by aligning payouts under the plan with short-term Company performance (and business unit performance, as applicable);

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Long-term Incentives — annual grants of restricted stock and a long-term (three-year) performance-based incentive plan that emphasizes the achievement of strategic long-term goals and objectives designed to improve shareholder value. Both vehicles support retention and align the interests of executive officers and shareholders;

•	Retirement Plan — matching contributions to a nonqualified retirement program available to all highly compensated U.S. employees to provide a competitive total reward package; and

•	Perquisites — a modest level of perquisites available to attract and retain key executives, including the named executive officers.

Benchmarking

The Committee understands the significance of its responsibilities and receives a substantial amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses third-party survey data for comparably sized general industry companies and, to a lesser extent, available peer group data for companies in our industry, in determining the competitive positioning of total compensation.

Each executive’s performance is reviewed and compensation decisions are made on an annual basis (or as an executive’s duties and responsibilities change). Base salaries, target annual cash incentives and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party survey data. The Committee generally manages target total cash compensation for its named executive officers at levels, on average, that approximate the median of the competitive market data. Although total cash compensation is targeted at the median value of the executive’s position in the marketplace, individual target total cash compensation may be above or below the median depending on the level of job responsibility, Company performance and individual performance. The Company’s approach to long-term incentives is conservative and, as such, target total direct compensation for our named executive officers is below the median of the market data.

In 2014, a competitive executive compensation analysis was performed internally by the Company’s Human Resources Division, which included both an analysis of third-party survey data and a peer group review. Third-party survey data from Aon Hewitt, The Conference Board, Equilar, Mercer and Towers Watson was used. Specific companies that participated in the third-party surveys were not a material factor in the Committee’s deliberations as participation changes from time to time. The peer group analysis included a review of the most recent proxy filings of Manpower Inc. and Robert Half International Inc., companies in our industry with which we compete for talent. While peer group proxy data is used as a reference point for our industry, significantly more emphasis is given to the third-party surveys due to the strength of the data. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Human Resources Division provides the Committee historical and prospective compensation components for each executive officer. The Committee considers the results of this analysis and the recommendations of the Company’s CEO regarding total compensation for those executives reporting to him.

Executive Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive executive officer performance review that includes identification of succession planning and officer development opportunities. Detailed executive performance review information for each of the senior executives, including the named executive officers, is prepared by the Chief Human Resources Officer. The performance review information for each of the named executive officers includes key annual initiatives, performance results, strengths and development opportunities. The CEO reviews the performance of the other named executive officers who report to him and presents their individual performance assessments, development plans and succession strategies to the Committee. Similarly, the Chief Operating Officer (“COO”) presents to the Committee the individual performance assessments for his direct reports. During the individual performance assessments, the Committee asks questions, renders advice and makes recommendations on matters that include individual development needs, succession planning and retention. The Company’s Executive Chairman and Chairman of the Board, and the Committee Chair, present the performance review for the CEO to the other Committee members. None of the executive officers are present when their performance is being discussed by the Committee. Each executive’s individual performance assessment is used by the Committee, together with the compensation analysis discussed in the previous section and the recommendations of the CEO, to determine compensation for the named executive officers.

The Company’s succession plan is updated annually in connection with the performance assessments and is approved by the Board. The plan documentation includes all executives at the Senior Vice President (“SVP”) level and above, as well as their potential successors from within the Company in case of an unexpected disability or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments and at least one potential successor for each role. Any changes to the plan during the year also require the approval of the Board.

Compensation Committee’s Role in Determining Executive Compensation

The Committee reviews, amends, approves and, when appropriate, recommends to the Board cash and equity based incentive compensation plans, tax qualified retirement and investment plans, supplemental benefit plans including executive retirement plans, deferred compensation programs and employment and separation agreements for named executive officers. The Committee reviews and approves candidates for officer positions and recommends such candidates to the Board for annual or ad hoc election as officers. The Committee approves the hiring of senior officers of the Company and the promotion of any officer to a senior officer position including the related compensation package.

On an annual basis, the Committee determines corporate and business unit financial goals and also individual target award opportunities for the named executive officers in accordance with the terms of the Company’s Short Term Incentive Plan (“STIP”). The Committee approves award payouts to the named executive officers individually based on the achievement of these pre-determined goals.

The Committee annually approves the grant of restricted stock, restricted stock units, stock options, long-term performance awards and other stock and cash-based awards to the Company’s senior officers pursuant to the terms of the Company’s Equity Incentive Plan (“EIP”), including vesting schedules, performance measures and goals, exercisability and term, and reviews such awards made under delegated authority to other employees. Performance measures and goals established by the Committee for the long-term performance awards must be approved by the Board. The Committee reviews and amends, as appropriate, the stock ownership guidelines for senior officers and monitors compliance with the guidelines.

In accordance with the process set forth in the Corporate Governance Principles at kellyservices.com, the Committee establishes performance objectives for the CEO on an annual basis. These objectives are based on the strategic goals and areas of focus deemed by the Committee to be most relevant to achieving long term growth and profitability of the Company, and driving shareholder return.

The Committee evaluates the CEO’s performance against these measures in determining the CEO’s compensation. In establishing the CEO’s target total compensation opportunity, the Committee takes into consideration multiple factors such as appropriate market comparisons as described above. The CEO’s total compensation is comprised of the same elements as the other named executive officers. The CEO does not participate in recommendations or discussions related to his own compensation.

The Committee reviews and recommends to the Board for approval the frequency with which the Company will conduct Say on Pay votes and reviews and approves proposals regarding the Say on Pay vote to be included in the Company’s proxy statement. Currently, the frequency of the Company’s Say on Pay vote is annually and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s proxy statement each year and determines whether the voting results warrant consideration of changes in the pay programs for named executive officers. Based on the results of the 2014 vote, with 98.8% of the shares represented at the meeting approving the proposal, the Committee concluded that its executive compensation decisions were supported by shareholders and that the Company’s compensation programs did not require material changes in response to the vote.

Annually, the Committee reviews the Company’s compensation policies and practices for all employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. They discuss at least annually the relationship between risk management policies and compensation practices and, as appropriate, consider compensation policies and practices that could mitigate risk.

The Committee has the authority to make all determinations under the Incentive Compensation Recovery (Clawback) Policy in the event of a financial restatement that would result in a lower incentive payment amount for any of the Company’s Section 16(b) officers.

The Committee has the authority to retain independent consultants. Consultants retained by the Committee report directly to the Committee and the Committee determines the consultant’s scope of work and fees. The Committee selected Pay Governance LLC as its independent compensation consultant in October 2014. The Committee decided to replace its long-standing independent compensation consultant, Aon Hewitt, due to the retirement of the lead consultant and viewed it as an opportunity to get a fresh perspective on the Company’s executive compensation programs. An annual assessment of the consultant’s independence using factors established by the SEC is conducted to ensure independence has been maintained. In 2014, Aon Hewitt did not provide consulting services to the Committee. Pay Governance LLC provided no services to the Company in 2014 other than services to the Compensation Committee. The Committee reviewed and affirmed the independence of Pay Governance LLC as the compensation consultant to the Committee and concluded the work performed by the consultant did not raise a conflict of interest.

Compensation Decisions and Actions in 2014

Base Salary

Base salaries for the named executive officers are targeted to be competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries are targeted to correspond within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Base salary is only one component of target total compensation and may be affected by other components to ensure that target total compensation meets compensation objectives.

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as an executive’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendation of the CEO and consideration of the Company’s salary adjustment budget.

In August 2014, the Committee conducted its annual review of base salaries of the named executive officers and considered the recommendation of the Chief Executive Officer in determining the salary adjustments for each of the other named executive officers.

The Company’s CEO and COO voluntarily elected to forego consideration of 2014 base salary increases for themselves. The Committee honored this request and did not provide either officer with a salary increase in 2014. Annual base salary changes for all other named executive officers approved by the Committee averaged 2.1% and were in line with the U.S. salary budget for all employees of 2.0%. These salary adjustments were effective October 1, 2014.

In consideration of the factors noted above, the following base salary adjustments for the named executive officers were approved by the Committee:

Named Executive Officer	2013 Base Salary	2014 Base Salary	Adjustment %
Carl T. Camden	$1,000,000	$1,000,000	0.0%
George S. Corona	$655,000	$655,000	0.0%
Patricia A. Little	$567,000	$579,000	2.1%
Peter W. Quigley	$415,000	$432,000	4.1%
Michael S. Webster	$515,000	$515,000	0.0%

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” pay-for-performance cash incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP is designed to encourage executives to meet the Company’s short-term goals that align with overall corporate strategy and improve shareholder value.

In December of each year, the Committee approves the STIP target opportunity for the following plan year for each named executive officer. The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted at or around median Market Data, but may vary based upon individual factors, internal equity and other considerations. STIP payments for all participants are capped at 200% of the target incentive; the 2014 STIP payment for each named executive officer was also capped at $2.0 million per year. The STIP target opportunity for each executive is reviewed by the Committee each year (or as an executive’s duties and responsibilities change) and may be modified based on changes in the role, current Market Data, individual performance and the percentage of the executive’s compensation that is intended to be “at risk.” In August 2014, the Committee reviewed the target incentive opportunity for each of the named executive officers and found that all were appropriately positioned relative to the median of the Market Data; accordingly, no changes were made to target incentive opportunities for the named executive officers. The following STIP target opportunities were in place for all of 2014:

Named Executive Officer	2014 STIP Target %
Carl T. Camden	130%
George S. Corona	90%
Patricia A. Little	75%
Peter W. Quigley	65%
Michael S. Webster	75%

In December of each year, the Committee also determines the objective and, when appropriate, qualitative performance measures and the other terms and conditions of the STIP for the following plan year. For 2014, the Committee approved the continued use of EPS as the corporate performance measure for the STIP. EPS has been seen as a robust and all-inclusive objective measure of the Company’s overall profitability. EPS for this purpose is the same as defined in the Company’s GAAP financial statements, excluding unusual or non-recurring items (e.g., changes in accounting principles, gains or losses from acquisitions or divestitures, restructuring costs and “extraordinary items”). For the named executive officers, the 2014 STIP calculations were based entirely on EPS. As noted above, the 2015 STIP design will be modified to include multiple measures.

In December 2013, the Committee approved management’s recommendation for threshold, target and maximum EPS performance goal levels for the 2014 STIP. Recognizing the Company’s commitment to its investment strategy and lower anticipated earnings in an uncertain market, established goals were generally in line with historical design, but had a lower EPS target than in recent years. The Committee believed that these goals were stretching and would be challenging to achieve given the significant investment the Company was making in a new operating model and due to the very slow recovery of the global economy. Due to the lower target, the Company determined it was appropriate to set a higher threshold and maximum as a percentage of target. The Company set $0.45 as the threshold EPS level for the 2014 STIP, equal to 60% of the target EPS result required to achieve the target level of incentive payout. This goal is more stretching than the approach used in recent years, where threshold EPS has averaged 47% of target. Payout for threshold (or lower) performance under STIP is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum. The target EPS of $0.75, while lower than in recent years, was still seen as challenging given the current environment, requiring strong execution against the Company’s strategic plan and continued vigilance around expense control. The maximum of $1.50 EPS required to attain a maximum payout under the 2014 STIP was set at 200% of target, higher than historical maximum levels that have averaged 151% of target. Based on 2014 fiscal year STIP EPS of $0.81, and in consideration of the target and maximum EPS performance goals, the Committee approved payouts to named executive officers for corporate performance under our annual STIP equal to 108% of target incentive.

	2014 Performance Goals				2014
					Actual	2014 Payout as
Performance Measure	Weighting	Threshold	Target	Maximum	Result	% of Target
Earnings Per Share (EPS)	100%	$0.45	$0.75	$1.50	$0.81	108%

Under the terms of the STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit or individual performance. The Committee has no discretion to increase a STIP award for named executive officers (though the Committee may approve a special bonus for named executives on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP). Any awards made under the STIP are subject to the Company’s Incentive Compensation Recovery (Clawback) Policy.

Based on these performance results, at its February 11, 2015 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP program as follows:

Named Executive Officer	2014 Base Salary Earnings	2014 STIP Target %	2014 Payout as a Percentage of Target	2014 STIP Payout
Carl T. Camden	$1,000,000	130%	108.0%	$1,404,000
George S. Corona	$655,000	90%	108.0%	$636,700
Patricia A. Little	$570,000	75%	108.0%	$461,700
Peter W. Quigley	$419,250	65%	108.0%	$294,300
Michael S. Webster	$515,000	75%	-	-

Notes:

•	Due to his separation from the Company, effective December 31, 2014, and in accordance with the terms of the STIP, Mr. Webster was not eligible for a 2014 STIP payout.

•	Payouts are rounded to the nearest $100 using standard rounding.

Long-Term Incentives

The EIP provides for incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Such compensation is also intended to help the Company retain key employees, and it gives those employees shared financial interests with the Company’s shareholders that are believed to positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards; both types of awards were granted under the plan to the named executive officers in 2014 in the form of restricted stock and long-term performance awards. As described in the Executive Summary, the Committee has approved a redesign of the Company’s long term incentives for 2015 that includes updated performance measures, a greater portion of performance-based compensation, and target opportunities for the named executive officers that are set at market competitive levels.

Long Term Incentive Plan

The Long Term Incentive Plan (LTIP) is a performance-based long-term incentive plan for senior officers, including the named executive officers. The LTIP was put in place in 2012 to support a focus on performance against long-term strategic measures and as a step in improving the competitive positioning of the Company’s long-term incentive compensation, particularly at the EVP and above levels. The plan provides for grants of cash-based performance awards that vest based upon achievement of specific Company performance measures over a three-year period. Specific performance goals for each grant are established by the Committee at its December meeting, prior to the beginning of the three-year performance period. Individual LTIP target award amounts are established based upon each senior officer’s level within the Company and as approved by the Committee. Grants of performance awards can only be made to named executive officers during the first quarter of the Company’s fiscal year. The first performance period under the LTIP covers fiscal years 2012 through 2014 and the second performance period covers fiscal years 2013 through 2015. The third performance period under the LTIP covers fiscal years 2014 through 2016. The performance awards are earned based upon achievement of specific Company measures. The measures for the 2014-2016 performance period include a balance of performance as measured by Cumulative After-Tax Earnings and quality of such performance as measured by Return on Sales (ROS) in the final year of the performance period, each weighted equally at 50%. A threshold level of performance must be attained on at least one measure in order to earn a payout under the plan. Award amounts earned are based on the level of achievement for each of the performance measures, as indicated in the following chart:

	Results as % of Target		Payout as % of Target	Opportunity Per Participant by Performance Level (Cash Value)
	Cumulative After-Tax Earnings (weighted 50%)	Return on Sales (weighted 50%)		CEO	COO	EVP	SVP
Threshold	60%		50%	$112,500	$87,500	$62,500	$37,500
Target	100%		100%	$225,000	$175,000	$125,000	$75,000
Maximum	120%		150%	$337,500	$262,500	$187,500	$112,500

For the 2013-2015 and the 2014-2016 performance awards, the Committee recommended and the Board approved a threshold that reflected a more realistic goal of 60% of target (as compared to 80% for the 2012-2014 performance awards). The threshold was lowered for these performance periods in order to maintain the motivation and long-term performance focus of participants. At the time of each grant, the Committee believed these goals were stretching, but attainable.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTIP award based on individual performance. The Committee has no discretion to increase an LTIP award for named executive officers. The LTIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and any awards made under the LTIP are subject to the Company’s Incentive Compensation Recovery (Clawback) Policy.

After consideration of Company performance for 2014, the final fiscal year of the three-year 2012-2014 LTIP performance period, and consistent with our pay for performance philosophy, the Committee determined that there would be no payout under the plan for this performance period as threshold performance for both measures was not achieved. Based on Company performance for the first two fiscal years of the three year 2013-2015 LTIP performance period and the first fiscal year of the three year 2014-2016 LTIP performance periods, the likelihood that a threshold level of performance will be achieved under either performance period is low.

Restricted Stock

Restricted stock is considered by the Committee to be an effective vehicle to achieve the Company’s long-term compensation objectives:

•	Alignment with shareholder interests;

•	Facilitate retention through an extended pro-rata vesting structure; and

•	Support meaningful stock ownership.

The decision to grant stock-based awards to the named executive officers is considered by the Committee on an annual basis. The Committee considers Market Data, Company financial performance, individual performance, long-term potential, critical retention, award history and internal comparisons to determine individual awards.

At its August 5, 2014 meeting, the Committee approved restricted stock grants effective October 1, 2014 to the named executive officers, which vest over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. The timing of the Company’s restricted stock grants has historically, and in 2014 continued to be, aligned with the timing of annual salary adjustments. The Company believes that such awards are an important component of competitive total compensation for our named executive officers and the four-year, pro-rata vesting feature supports the Company’s retention objective. The value of the restricted shares granted to each named executive officer provides a meaningful award that, when combined with the LTIP opportunity, is still conservative relative to Market Data for total long-term incentives. Generally, grants for each named executive officer are based on a consistent number of shares from year to year. The value of the 2014 annual stock awards for named executive officers is significantly lower than the value of the 2013 annual stock awards due to a lower stock price on the date of grant in 2014 ($15.37) than on the date of grant in 2013 ($19.93). Despite the lower stock price, the Committee did not increase the number of shares granted to any of the named executive officers as part of the 2014 annual stock grant. On an exception basis, the Committee has the authority to grant a restricted stock award with a vesting period of no less than twelve months. Restricted stock awards are forfeited upon involuntary termination without cause and are not accelerated in the case of a change in control.

At its November 3, 2014 meeting, the Committee approved a special grant of restricted stock for the following named executive officer:

Named Executive Officer	Restricted Stock Awards (RSAs)
	Grant Date	Number Units/Shares	Vesting Period
Peter W. Quigley	11/10/2014	5,000	1 year

Note:

•

The special grant was made to Mr. Quigley in recognition of the additional interim assignment he took on leading the Global Solutions organization beginning in November 2014. The grant was awarded with a special one-year vesting term in order to recognize the strategic importance of the Global Solutions organization that Mr. Quigley agreed to lead in addition to his responsibilities as General Counsel.

Retirement Plan

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”), a nonqualified retirement plan. The named executive officers based in the U.S. are eligible to participate in the MRP. The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Code. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual incentive earnings. Matching and/or discretionary contributions may be made by the Company. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

The Committee periodically reviews the Company matching contribution rate for both the MRP and the Company’s qualified 401(k) plan. In August 2014, the Committee approved an increase of 1% in the Company’s matching contribution for both plans to be effective January 1, 2015. At the same time, the Committee approved the discontinuation of discretionary profit-sharing contributions to these plans beginning with the 2015 plan year. These changes provide a better overall value for the Company’s contributions to both plans. The Committee determined at its December 2014 meeting that no discretionary profit-sharing contribution would be made for the 2014 plan year due to the projected 2014 Company operational results and recent Management Simplification Plan actions.

Health and Welfare Benefits

The health and welfare plans provided to the named executive officers are the same plans available to all regular staff employees, including Company-provided life insurance.

Perquisites

A modest level of perquisites is available to named executive officers:

Company aircraft — To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft service is available. Senior executives may utilize the aircraft service for business purposes. On rare occasions, an executive may use the aircraft service for personal non-business purposes. None of the named executive officers used the aircraft service for personal purposes in 2014.

Executive physical — To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense.

Vacation facility — Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above. One named executive officer used the vacation facility in 2014.

The aggregate amount of perquisites provided in 2014 for each of the named executive officers was less than $10,000.

Executive Severance Plan

In order to provide a mechanism to ensure retention of the named executive officers, the Board of Directors, upon the recommendation of the Compensation Committee, adopted an Executive Severance Plan (the “Severance Plan”) in April 2006 for a limited number of executive officers. The Severance Plan provides severance benefits to certain executive officers of the Company as outlined in the Severance Plan, in the event their employment is terminated under certain circumstances as explained below and illustrated in the section, “Potential Payments Upon Termination or Change in Control”. The Company does not provide other special benefits upon a change in control or upon termination following a change in control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., termination without cause by the Company or for good reason by the named executive officer, each as is defined in the Severance Plan). In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. The eligible named executive officer would also be entitled to payment of vested benefits, if any.

If the eligible named executive officer experiences a qualifying termination under the Severance Plan, the named executive officer would be entitled to a payment that is based on the target incentive amount established under the Company’s annual incentive plan for the year in which the named executive officer’s termination occurs. This payment would be adjusted on a pro-rata basis according to the number of calendar days the eligible named executive officer was actually employed during such plan year. The named executive officer would not be eligible to receive a payment under the terms of STIP for the year in which his/her termination occurs, or for a recently completed performance year if termination occurs before incentive payments are made, since a participant must be employed on the date the STIP award is paid following the completion of the performance period.

The eligible named executive officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Severance Plan times the named executive officer’s base salary. The table in the section, “Potential Payments Upon Termination or Change in Control” indicates the applicable multiple for each named executive officer. As identified in the table, certain named executive officers would be eligible to receive incentive continuation payments. The combination of salary continuation (and incentive continuation if applicable) amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A. The Company would provide comparable medical, dental, vision and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During this period, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander or injure the business reputation or goodwill of the Company. Noncompliance may result in the loss of severance benefits.

Michael S. Webster Separation

Mr. Webster’s employment with the Company terminated effective December 31, 2014. Mr. Webster and the Company entered into a separation agreement that provides separation benefits consistent with the Executive Severance Plan as described above and illustrated in the table, “Potential Payments Upon Termination or Change in Control”. As part of the agreement, Mr. Webster agreed to certain restrictions (such as non-competition and non-solicitation).

Executive Compensation Governance

Stock Ownership and Retention Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with shareholders’ interests. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan (the “Stock Ownership Plan”) for senior officers. “Stock Ownership” is defined in the Stock Ownership Plan to include stock owned by the executive officer and immediate family members directly, the “net value” of any restricted stock awards not vested, and shares held in trust. Net value is defined as 60% of the restricted stock award. The minimum share ownership requirement for senior officers by title is as follows:

Minimum Stock Ownership Requirements
CEO	COO	EVP	SVP
70,000	50,000	30,000	10,000

The Stock Ownership Plan allows six years for senior officers to meet their stock ownership requirements. Upon achievement of the minimum share ownership requirement, all executives are required to retain ownership of 50% of the net value of all restricted stock awards granted in the future, in order to build stock ownership over time. Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Stock Ownership Plan. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within the specified time period, the Committee can eliminate or adjust the amount of any future equity awards. The Committee periodically reviews the Stock Ownership Plan requirements to ensure design is consistent with market practice.

As of December 28, 2014, all named executive officers met their stock ownership requirement.

Incentive Compensation Recovery (Clawback) Policy

To support the Company’s focus on compensation program governance, the Committee approved implementation of an Incentive Compensation Recovery (Clawback) Policy at its February 17, 2011 meeting. This policy applies to awards granted under STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures as updated in July 2013, provide that no director or officer of the Company shall engage in hedging, monetization or other derivative transactions in securities of the Company without prior approval of the Corporate Secretary. This includes short sales, failing to deliver Company securities sold, put or call options, swaps, collars, forward sale contracts, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax and Accounting Implications

Deductibility of Executive Compensation

The STIP and LTIP have been designed so that the Company can provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Code and related regulations. The Code places a limit of $1 million on the amount of nonperformance-based compensation that can be deducted for tax purposes for the Chief Executive Officer and the other three highest paid executives (excluding the Chief Financial Officer) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its shareholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide rewards consistent with the overall philosophy and objectives of the compensation program.

Compensation Committee Report

Prior to and at its meeting held on February 11, 2015, the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this proxy statement.

This report is submitted by the Compensation Committee of the Board of Directors.

B. JOSEPH WHITE, CHAIR ROBERT S. CUBBIN JANE E. DUTTON TERRENCE B. LARKIN LESLIE A. MURPHY DONALD R. PARFET

SUMMARY COMPENSATION TABLE 2014

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Carl T. Camden	2014	1,000,000	-	1,229,600	-	1,404,000	-	120,732	3,754,332
President and Chief	2013	1,000,000	-	1,594,400	-	1,274,000	-	163,079	4,031,479
Executive Officer	2012	992,500	-	968,250	-	1,148,300	-	189,243	3,298,293
George S. Corona	2014	655,000	-	768,500	-	636,700	-	75,782	2,135,982
Executive Vice	2013	640,000	-	996,500	-	564,500	-	80,642	2,281,642
President and Chief	2012	610,000	-	645,500	-	488,600	-	71,653	1,815,753
Operating Officer
Patricia A. Little	2014	570,000	-	384,250	-	461,700	-	56,376	1,472,326
Executive Vice	2013	554,250	-	498,250	-	407,400	-	63,132	1,523,032
President and Chief	2012	540,000	-	322,750	-	336,900	-	79,576	1,279,226
Financial Officer
Peter W. Quigley	2014	419,250	-	308,700	-	294,300	-	38,006	1,060,256
Senior Vice President,	2013	403,750	-	378,600	-	257,200	-	39,500	1,079,050
General Counsel and Assistant Secretary
Michael S. Webster	2014	515,000	-	384,250	-	-	-	35,506	934,756
Executive Vice	2013	503,750	-	577,900	-	370,300	-	43,902	1,495,852
President and General	2012	487,500	-	322,750	-	325,400	-	51,238	1,186,888
Manager - Americas

(1)	Represents 2012, 2013 and 2014 actual base salary earnings.

(2)

Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for the Restricted Stock Awards granted to all named executive officers on October 1, 2014 is $15.37 and the FMV for the November 10, 2014 grant to Mr. Quigley is $15.63. The FMV for the Restricted Stock Awards granted on January 4, 2013 to Messrs. Quigley and Webster is $15.93 and to all named executive officers on October 1, 2013 is $19.93. The FMV for the Restricted Stock Awards granted on July 1, 2012 is $12.91.

(3)

Amounts for named executive officers include premiums paid for life insurance, dividends on unvested restricted shares, company matching contributions to the Management Retirement Plan (MRP), and Medicare tax gross-ups on those MRP contributions. (See table below.) No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code, including the named executive officers, are eligible to participate in the Company’s tax-qualified retirement plan. Company contributions to the MRP include the Company match on participant deferrals as explained in the Retirement Plan section of this document. The total value of perquisites provided to each named executive officer in 2014 was less than $10,000 and, in accordance with reporting regulations, were not required to be included here.

Name	Group Term Life Premiums	Dividends on Restricted Shares	Company Matching MRP Contributions	MRP Medicare Gross-ups	Total All Other Compensation
Carl T. Camden	$1,980	$35,875	$78,220	$4,657	$120,732
George S. Corona	$1,729	$22,500	$48,780	$2,773	$75,782
Patricia A. Little	$1,497	$13,538	$39,096	$2,245	$56,376
Peter W. Quigley	$1,096	$8,313	$27,058	$1,539	$38,006
Michael S. Webster	$1,360	$12,188	$20,600	$1,358	$35,506

GRANTS OF PLAN-BASED AWARDS 2014 (1)

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (3)(4)			All Other Stock Awards: Number of Shares	Grant Date Fair Value of Stock and
Name	Grant Date	Approval Date (2)	Threshold ($)	Target ($)	Maximum ($)	or Stock Units (#)(5)	Option Awards ($)(6)
Carl T. Camden	STIP		0	1,300,000	2,000,000
	LTIP		112,500	225,000	337,500
	10/1/2014	8/5/2014				80,000	1,229,600
George S. Corona	STIP		0	589,500	1,179,000
	LTIP		87,500	175,000	262,500
	10/1/2014	8/5/2014				50,000	768,500
Patricia A. Little	STIP		0	427,500	855,000
	LTIP		62,500	125,000	187,500
	10/1/2014	8/5/2014				25,000	384,250
Peter W. Quigley	STIP		0	272,513	545,025
	LTIP		37,500	75,000	112,500
	10/1/2014	8/5/2014				15,000	230,550
	11/10/2014	11/3/2014				5,000	78,150
Michael S. Webster	STIP		0	386,250	772,500
	LTIP		62,500	125,000	187,500
	10/1/2014	8/5/2014				25,000	384,250

(1)

The Company did not maintain an equity incentive plan (as defined under the executive compensation disclosure rules) and did not grant stock options during the 2014 fiscal year. Accordingly, these columns have been eliminated from the table.

(2)

The grants dated October 1, 2014 to named executive officers were annual grants approved by the Committee on August 5, 2014. The grant dated November 10, 2014 to Mr. Quigley was a special grant approved by the Committee on November 3, 2014.

(3)

Payout for threshold performance under the STIP is 0% of eligible base salary earnings. Each additional increment above the threshold earns prorated incentive payments up to the maximum as discussed in the Compensation Discussion and Analysis in the Annual Cash Incentive section. STIP maximum payout is 200% of target with an individual maximum payout of no more than $2,000,000 as required under the terms of the current STIP.

(4)

At the December 13, 2013 meeting, the Committee approved the grant of cash-based Performance Awards on December 30, 2013, the first day of our fiscal year 2014. The Performance Awards are subject to achievement of specified performance goals over the three-year performance period for fiscal years 2014 - 2016. If earned, these awards will be paid in the first quarter of 2017.

(5)

Restricted Stock Awards granted October 1, 2014 vest ratably on each of the first four anniversaries of the date of grant (25% per year). Restricted Stock Award granted November 10, 2014 to Mr. Quigley vests 100% on the first anniversary of the date of grant.

(6)

Market value is determined by multiplying the number of shares granted by the Fair Market Value (FMV) on the grant date. FMV is determined by the closing price on the date of grant. The FMV for the Restricted Stock Awards granted on October 1, 2014 is $15.37. The FMV for the Restricted Stock Award granted on November 10, 2014 is $15.63.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2014 (1)

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Carl T. Camden	192,500 (2)	$3,272,500	-	-
George S. Corona	121,250 (3)	$2,061,250	-	-
Patricia A. Little	65,875 (4)	$1,119,875	-	-
Peter W. Quigley	46,250 (5)	$786,250	-	-
Michael S. Webster	62,500 (6)	$1,062,500	-	-

(1)

The Company did not maintain an equity incentive plan (as defined under the executive compensation disclosure rules) and did not grant stock options during the 2014 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2)

Represents total number of unvested shares from the following grant dates and original vesting schedules: July 1, 2011 - 4-year graded vesting/15,000 shares remaining; July 1, 2012 - 4-year graded vesting/ 37,500 shares remaining; October 1, 2013 - 4-year graded vesting/60,000 shares remaining; and October 1, 2014 - 4-year graded vesting/80,000 shares remaining.

(3)

Represents total number of unvested shares from the following grant dates and original vesting schedules: July 1, 2011 - 4-year graded vesting/8,750 shares remaining; July 1, 2012 - 4-year graded vesting/ 25,000 shares remaining; October 1, 2013 - 4-year graded vesting/37,500 shares remaining; and October 1, 2014 - 4-year graded vesting/50,000 shares remaining.

(4)

Represents total number of unvested shares from the following grant dates and original vesting schedules: July 1, 2011 - 4-year graded vesting/9,625 shares remaining; July 1, 2012 - 4-year graded vesting/12,500 shares remaining; October 1, 2013 - 4-year graded vesting/18,750 shares remaining; and October 1, 2014 - 4-year graded vesting/25,000 shares remaining.

(5)

Represents total number of unvested shares from the following grant dates and original vesting schedules: July 1, 2011 - 4-year graded vesting/3,750 shares remaining; July 1, 2012 - 4-year graded vesting/7,500 shares remaining; January 4, 2013 - 4-year graded vesting/3,750 shares remaining; and October 1, 2013 - 4-year graded vesting/11,250 shares remaining; October 1, 2014 - 4-year graded vesting/15,000 shares remaining; November 10, 2014 - 1-year cliff vesting/5,000 shares remaining.

(6)

Represents total number of unvested shares from the following grant dates and original vesting schedules: July 1, 2011 - 4-year graded vesting/6,250 shares remaining; July 1, 2012 - 4-year graded vesting/12,500 shares remaining; October 1, 2013 - 4-year graded vesting/18,750 shares remaining; and October 1, 2014 - 4-year graded vesting/25,000 shares remaining. As stipulated in Mr. Webster’s separation agreement, all outstanding shares that were not vested by January 1, 2015 were forfeited.

(7)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2014 fiscal year, December 26, 2014 ($17.00).

OPTION EXERCISES AND STOCK VESTED 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Carl T. Camden	-	-	68,750	1,128,388
George S. Corona	-	-	42,500	698,488
Patricia A. Little	-	-	31,750	529,285
Peter W. Quigley	-	-	16,250	277,263
Michael S. Webster	-	-	30,000	534,088

(1)

Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting. Closing prices for shares that vested during the period for the named executive officers were as follows:

January 4, 2014 - $24.68
July 1, 2014 - $17.57
October 1, 2014 - $15.37
December 1, 2014 - $15.20

NONQUALIFIED DEFERRED COMPENSATION 2014

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(5)
Carl T. Camden	166,440	78,220	194,056	-	3,917,554
George S. Corona	97,560	48,780	22,766	-	1,403,317
Patricia A. Little	78,192	39,096	38,488	-	784,940
Peter W. Quigley	67,645	27,058	38,201	-	720,216
Michael S. Webster	51,500	20,600	43,919	-	906,165

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 8% of salary and incentive deferrals), and they are also reported as “All Other Compensation” in the Summary Compensation Table.

(3)

Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan and are not “above market”; therefore, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service or the later of a specified age and separation of service. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2006-2014: Carl T. Camden ($1,864,507), George S. Corona ($774,477), Michael S. Webster ($491,832); Named in the proxies for fiscal years 2008-2014, beginning with her hire in 2008: Patricia A. Little ($569,208); Named in the proxies for fiscal years 2013 and 2014 only: Peter W. Quigley ($181,801).

Potential Payments Upon Termination or Change in Control

The following two tables include the eligible named executive officers covered by the Executive Severance Plan. The tables reflect different elements payable under the Severance Plan and their value if a named executive officer, who is a party to the Severance Plan, would experience a qualifying termination on December 28, 2014. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A. Mr. Quigley is not a participant in the Executive Severance Plan. Severance benefits for Mr. Quigley, if any, would be determined at the discretion of the Compensation Committee based upon the individual facts and circumstances at the time of his separation from the Company.

As stated previously, other than the Severance Plan, the Company does not provide special protections or benefits upon a change in control or upon a termination following a change in control.

Executive Severance Plan Elements 2014

Name	Severance Plan Multiple (#)	Eligible for Pro-rata Target Incentive with Respect to Year of Termination	Eligible for Salary Continuation	Eligible for Incentive Continuation	Medical Plan Provided During Continuation Period	Reimbursement of Professional Outplacement Services
Carl T. Camden	2	Yes	Yes	Yes	Yes	Yes
George S. Corona	1	Yes	Yes	No	Yes	Yes
Patricia A. Little	1	Yes	Yes	Yes	Yes	Yes
Michael S. Webster	1	Yes	Yes	No	Yes	Yes

Executive Severance Values 2014

Name	Value of Pro-rata Target Incentive with Respect to Year of Termination ($)(1)	Value of Salary Continuation ($)(2)	Value of Incentive Continuation ($)(3)	Value of Medical Plan Provided During Continuation Period ($)(4)	Allowed Reimbursement of Professional Outplacement Services ($)	Total Company Severance Expense ($)(5)
Carl T. Camden	1,300,000	2,000,000	2,600,000	22,705	10,000	5,932,705
George S. Corona	589,500	655,000	0	10,812	10,000	1,265,312
Patricia A. Little	427,500	579,000	427,500	10,812	10,000	1,454,812
Michael S. Webster (6)	386,250	515,000	0	13,536	10,000	924,786

(1)

The Value of Pro-rata Target Incentive with Respect to Year of Termination represents the calculated target incentive for the named executive officers if they had terminated on December 28, 2014. If the termination date is other than the last day of the Company’s fiscal year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(2)	The Value of Salary Continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Severance Plan.

(3)

The Value of Incentive Continuation is calculated by taking the annual target incentive times the relevant severance plan multiple according to the Severance Plan, for the named executive officers to whom this element applies.

(4)

The Value of Medical Plan Provided is calculated as the Company-paid portion of the Medical Plan cost, times the number of months eligible according to the Severance Plan. Costs include medical, dental and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(5)

Total Company Severance Expense is the sum of the Value of Pro-rata Target Incentive with Respect to Year of Termination, Salary Continuation, Incentive Continuation, Medical Plan Provided and Allowed Reimbursement of Outplacement Services.

(6)	Amounts represented here are for payments and benefits provided to Mr. Webster under the terms of his Separation Agreement effective December 31, 2014.

Payment Upon Death

In the event of a named executive officer’s death while employed, the named executive officer’s beneficiary would receive a group-term life insurance benefit equal to the lesser of two times current base salary or $1.5 million. The amounts shown in the following table would have been payable under the Company-paid group term life plan if the named individuals had died on the last business day of the fiscal year.

Name	Group Term Life Death Benefit ($)
Carl T. Camden	1,500,000
George S. Corona	1,310,000
Patricia A. Little	1,158,000
Peter W. Quigley	864,000
Michael S. Webster	1,030,000

Treatment of Unvested Equity Awards in the Event of Death or Disability

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro-rata settlement of unvested restricted stock outstanding at the time of termination. For each grant of restricted stock, the number of restricted shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. The value of this pro-rata settlement (assuming the December 26, 2014 stock value of $17.00) is shown in the table below.

Name	Value of Accelerated Restricted Stock ($)
Carl T. Camden	439,212
George S. Corona	275,791
Patricia A. Little	181,441
Peter W. Quigley	123,454
Michael S. Webster	153,442

Treatment of LTIP Performance Awards in the Event of Death, Disability or Termination Without Cause

In the event of a named executive officer’s termination of employment due to disability, death or termination by the Company without cause, at the end of the performance period the named executive officer (or the named executive officer’s beneficiary) would receive a pro-rata portion of the Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Based on Company performance for all three fiscal years of the three-year 2012-2014 LTIP performance period, the threshold level of performance under either measure was not achieved and, as such, there will be no payout made for this performance period. Based on Company performance for the first two fiscal years of the three-year 2013-2015 LTIP performance period and the first fiscal year of the three-year 2014-2016 LTIP performance period, the likelihood that a threshold level of performance will be achieved under either performance period is low and, as such, the Company is not accruing for a payout.

Name	Value of Prorated Performance Awards ($)
Carl T. Camden	0
George S. Corona	0
Patricia A. Little	0
Peter W. Quigley	0
Michael S. Webster	0

Director Compensation

A Director’s base retainer is $150,000. The Lead Director receives an additional retainer of $20,000. The Chair of the Audit Committee receives an additional retainer of $12,500 and the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional retainer of $7,500. Under the Non-Employee Directors Stock Plan, which was approved at the May 6, 2008 Annual Meeting of Stockholders, the Board of Directors is required to determine annually the percentage of their base retainer that will be used to acquire shares of Class A Common Stock and thus meet their stock ownership requirements. At the meeting of the Board of Directors following the 2014 Annual Meeting of Stockholders, the Board agreed that one-third of their adjusted base retainer be applied to the purchase of shares.

The Directors were not awarded options pursuant to the 1999 Non-Employee Directors Stock Option Plan during 2014.

The following table sets forth the compensation paid to Mr. Adderley in his capacity as Executive Chairman and Chairman of the Board of Directors and to each of the non-officer Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
C.M. Adderley	$99,992	$50,008	—	—	—	—	$150,000
T.E. Adderley	—	—	—	—	—	$979,853	$979,853(2)
R.S. Cubbin(3)	$75,001	$49,999(4)	—	—	—	—	$125,000
J.E. Dutton	$107,492	$50,008	—	—	—	—	$157,500
T.B. Larkin	$99,992	$50,008	—	—	—	—	$150,000
C.L. Mallett, Jr.	$99,992	$50,008	—	—	—	—	$150,000
L.A. Murphy	$112,492	$50,008	—	—	—	—	$162,500
D.R. Parfet	$119,992	$50,008	—	—	—	—	$170,000
B.J. White	$107,492	$50,008	—	—	—	—	$157,500
T. Saburi(5)	—	—	—	—	—	—	—

(1)	Represents the aggregate fair market value of grants of 2,610 shares of the Company’s Class A common stock having a fair market value of $19.16 per share on the award date of May 8, 2014.

(2)

Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $958,100, employer provided life insurance in the amount of $17,304, the incremental cost to the Company for personal use of airplane totaling $2,210, and a Medicare tax gross-up on the Company’s contributions to the Management Retirement Plan in the amount of $2,239. Mr. Adderley is not eligible to participate in the Company’s Short-Term Incentive Plan or Equity Incentive Plan. The Company also furnishes administrative staff support to Mr. Adderley related to his duties as Executive Chairman and Chairman of the Board of Directors.

(3)	Mr. Cubbin was appointed to the Company’s Board of Directors as of August 1, 2014. The sum of fees paid in cash and stock equals a prorata share of the Director’s base retainer of $150,000.

(4)	Represents the aggregate fair market value of grant of 3,123 shares of the Company’s Class A common stock having a fair market value of $16.01 per share on the award date of August 1, 2014.

(5)	Mr. Saburi served as a designated representative on the Board of Directors of the Company without compensation. He retired from the Board effective December 24, 2014.

Election of Directors

Proposal 1

Under our Restated Certificate of Incorporation, the Board of Directors is to consist of no fewer than five and no more than eleven members, the exact number of directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of directors constituting the whole Board at ten. Directors are elected annually for one year terms.

The Board of Directors recommends that the nominees named on the following page be elected to serve as Directors for the one year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending January 3, 2016.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

Listed on the following page are the names of the persons nominated for election as Directors of the Company, each of whom is currently a Director of the Company, their ages, principal occupations, other public companies of which they are Directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years) and the year in which they first became a Director of the Company.

Nominees for Election as Director to be Elected for a One-Year Term

Name and Age	Year of Expiration of Elective Term	Principal Occupation	Year First Elected as Director
Terence E. Adderley Age 81	2015	Executive Chairman and Chairman of the Board of Directors (1998 – present).	1962
Carol M. Adderley Age 55	2015	Writer and researcher in the Humanities.	2010
Carl T. Camden Age 60	2015	President and Chief Executive Officer (2006 – present); Director, Temp Holdings Co., Ltd. (2006 – present).	2002
Robert S. Cubbin Age 57	2015	President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – present); Director, First Merit Corporation (2013 – present); Director, Business Leaders for Michigan (2010 – present).	2014
Jane E. Dutton Age 62	2015	Robert L. Kahn; Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 – present).	2004
Terrence B. Larkin Age 60	2015	Executive Vice President, Business Planning, General Counsel and Corporate Secretary, Lear Corporation (2008 – present).	2010
Conrad L. Mallett, Jr. Age 61	2015	DMC Chief Administrative Officer (2011 – present); President and Chief Executive Officer, Sinai-Grace Hospital (2004 – 2011); Director, Lear Corporation (2002 – present).	2011
Leslie A. Murphy Age 63	2015	President and CEO, Murphy Consulting, Inc. (2008 – present); Certified Public Accountant; Member of AICPA’s Governing Council (2008 – present); Director, Detroit Legal News Company (2012 – present); member of NACD Advisory Council on Risk Oversight (2012 – present).	2008
Donald R. Parfet Age 62	2015	Managing Director of Apjohn Group, LLC (2001 – present); General Partner of Apjohn Ventures Fund (2003 – present); Director, Rockwell Automation, Inc. (2008 – present); Director, MASCO Corporation (2012 – present).	2004
B. Joseph White Age 68	2015	President Emeritus and the James F. Towey Professor of Business and Leadership, University of Illinois (2009 — present).	1995

Advisory Vote on Executive Compensation

Proposal 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation program is designed to align pay “at risk” with performance and attract, retain and reward our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the Company’s financial performance, individual performance, long-term potential and critical retention as well as market realities. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation program, including information about the fiscal year 2014 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory; and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Approval of Kelly Services, Inc. Equity Incentive Plan

Proposal 3

The Company adopted the Kelly Services, Inc. Equity Incentive Plan (the “Plan” or the “Equity Incentive Plan”) in 2005. The Equity Incentive Plan has been amended by action of the Company’s Board of Directors on several occasions since its adoption. The most recent amendment was adopted by the Board of Directors on February 12, 2015, subject to the approval of our stockholders at the 2015 Annual Meeting. The Plan provides for the grant to key officers and employees of the Company of options to purchase shares of Class A stock and other equity-based awards, which may be incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, or other stock-based awards (collectively, “Awards”).

The amended and restated plan sets forth the following changes and requirements:

—

Increases the total number of shares of Company stock that are allowed to be issued under the Plan from 10% to 15% of the number of outstanding shares of Company stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year;

—

Increases from 100,000 shares to 500,000 shares the maximum number of shares of Company stock subject to Performance Shares and/or Performance Share Units that may be granted to any single employee with respect to a single performance period;

—	Increases the maximum amount of an Other Performance Award payable in cash from $500,000 to $1,000,000 for each year of an applicable performance period with respect to any single employee;
—	Modifies the performance goals that can be established by the Committee for a Performance Award to include Gross Profits and Return on Gross Profits;
—

Provides for the proration of a performance award in the event of a participant’s termination of employment due to normal retirement and upon attainment of at least threshold performance levels for the award;

—	Provides for flexibility to award performance shares after the first 90 days of a performance period;
—

Provides the ability to grant prorated performance shares to newly hired or recently promoted named executive officers and prospective named executive officers after the first 90 days of a performance period, based on a pre-established award level for the role that they are moving into and the number of full months remaining in the performance period, in an attempt to maintain 162(m) deductibility of the grant;

—

A participant must be employed for at least one year after the date the grants were approved by the Committee in order to be eligible for a prorated award in the event of termination by the Company without Cause and upon attainment of at least threshold performance levels for the award;

—	For a period of twelve months following the termination of a participant’s employment, the participant agrees to abide by non-competition and non-solicitation terms as specified in the Plan;
—	Participant agrees to abide indefinitely by the confidentiality and non-disparagement terms as specified in the Plan; and
—	Extends the expiration date of the Plan with respect to NASDAQ requirements, for a new ten year period ending February 11, 2025.

The above changes were made to accommodate the new 2015 long-term incentives for senior officers, as approved by the Committee, enhance non-competition, non-solicitation, non-disparagement and confidentiality covenants, provide flexibility to award prorated performance shares after the first 90 days of a performance period, and provide flexibility while attempting to maintain 162(m) deductibility of awards granted to named executive officers or prospective named executive officers who are newly hired or promoted after the first 90 days of a performance period. The new long-term incentives provide for a greater portion of at-risk performance-based pay, updated performance measures that align with our strategy, and target opportunities set at market competitive levels. A summary of the principal features of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement.

The Board of Directors is asking the Company’s stockholders to approve the Equity Incentive Plan, as amended and restated. The Plan is intended to allow the Committee to pay compensation that may be exempt under the qualified performance-based compensation exception under Section 162(m) of the Code, if shareholders approve the Plan. Treasury Regulations require stockholder approval of the Plan at least every five years for this purpose. NASDAQ regulations require that shareholders approve the entire plan at least every ten years. It is our intent that approval of the amended and restated Plan satisfy the requirements of both provisions.

The Company’s Board of Directors unanimously recommends that you vote “FOR” approval of the amended and restated Equity Incentive Plan.

Description of the Equity Incentive Plan

The following summary outlines the principal features of the Equity Incentive Plan.

Purpose.      The purpose of the Plan is to provide for long-term incentive or other performance related compensation to selected key employees of the Company or an affiliated entity of the Company for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and to give those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Eligibility.      The persons who are eligible to receive Awards pursuant to the Plan are key employees of the Company or any affiliated entity of the Company who are designated by the Committee (as defined below) from time to time. The Company estimates that approximately 100 officers would currently be eligible for Awards under the Plan. The Plan also provides for modest discretionary stock awards on an exception basis for employees below the officer level.

Administration.      The Equity Incentive Plan is administered by the Compensation Committee of the Board or any other committee designated by the Board to establish the necessary performance goals and administer the Plan (the “Committee”). The Committee must be comprised of two or more “non-employee” directors within the meaning of Rule 16b-3 of the SEC. In addition, to the extent that the Company determines it desirable to qualify Awards granted under the Plan as “performance-based compensation” under Code Section 162(m), the Committee must be comprised solely of two or more “outside directors” within the meaning of Code Section 162(m).

The Committee may delegate to the chief executive officer of the Company, if also a director, authority to grant Awards under the Plan to employees who are not required to report transactions in Company stock (“Section 16 Reporting Persons”) or who are not senior vice presidents or officers of higher rank.

Award Types.      The Equity Incentive Plan permits the Committee to grant, in its discretion, incentive stock options, non-qualified stock options, SARs, restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, additional shares, or other stock-based awards, each of which is described hereafter.

Maximum Number of Shares Awardable Under the Plan.      The Equity Incentive Plan is designed as a so-called “evergreen” plan in that it does not specify a maximum number of shares of Class A stock that may be issued and made subject to issuance over the life of the Plan. Instead, it provides that, at any given time, the maximum number of shares that may be issued and made subject to future issuance shall equal 15% of the number of shares of Class A stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward if necessary to eliminate fractional shares), reduced to take into account various Awards made during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the “Adjustment Period”), and increased by the number of shares as to which stock options granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such options or related SARs or by any shares transferred to the Company to satisfy the exercise price of any options. Stock options, SARs and other equity-based Awards assumed by the Company in a merger or acquisition of another company will not count against the shares available for Award under the Plan.

In addition, the number of shares covered by outstanding incentive stock options, plus the number of shares issued in settlement of exercised incentive stock options under the Plan, may not exceed 4,000,000 shares.

Cash Denominated Award Limits.      The maximum amount payable with respect to a cash-denominated performance award during any performance period is $1,000,000 multiplied by the number of years included in such performance period.

Incentive Stock Options.      Incentive stock options entitle the holder to purchase a certain number of shares of Class A stock at an exercise price specified at the time the option is granted. The exercise price per share of Class A stock that may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Class A stock on the date the option is granted (110% in the case of certain stockholders). The aggregate fair market value of all shares of Class A stock subject to incentive stock options that become exercisable for the first time during any year may not exceed $100,000.

Non-Qualified Stock Options.      Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Class A stock at an exercise price which is at least equal to 100% of the fair market value of a share of Class A stock on the date the option is granted.

Number of Shares Underlying Options.      The maximum number of shares that may be granted as options (whether or not in tandem with SARs) during any consecutive five calendar years to any single employee is 750,000.

Exercisability of Options.      At the time of grant, the Committee will specify the time at which any portion of an option first becomes exercisable and the latest date on which the option may be exercised. The expiration date for any incentive stock option granted to a 10% owner will not be longer than five years after the date of grant, and the expiration date for any other option will not be longer than ten years after the date of grant. The Committee shall determine the disposition of the grant of each option in the event of the death, disability or other termination of employment of an employee. The Committee may, in its discretion, accelerate the exercisability of any portion of an option or provide for automatic acceleration of exercisability upon the occurrence of such events as it may specify, such as upon the death or disability of a grantee.

Option Price.      The Committee will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Class A stock on the date the option is granted. Except as otherwise limited by the Committee at the time of grant, payment for shares of Class A stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (1) entirely in cash; (2) by delivery of whole shares of Class A stock owned by the option holder for more than six months on the date of surrender; or (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan.

Restoration Options.      The Committee may provide that an option shall also carry with it a right to receive another option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an option or at any other time while the grantee continues to be eligible for Awards and the original option is outstanding. A Restoration Option may arise only if, earlier than six months before the expiration date of the prior option, the grantee exercises the prior option while still an employee and pays all or some of the exercise price in shares of Class A stock that have been owned by the grantee for at least six months prior to exercise. The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior option, subject to Plan limitations on the number of shares that may be granted under the Plan. The per share exercise price of a Restoration Option shall be the fair market value of a share of Class A stock on the date the Restoration Option arises, and the expiration date of the Restoration Option shall be the same as that of the prior option. The Restoration Option will be a non-qualified stock option and will first become exercisable six months after it arises.

SARs.      SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Class A stock specified in the grant from the date granted to the date exercised. An exercised SAR may be settled in cash or stock, or any combination of cash and stock, as specified by the holder. SARs may be either stand-alone SARs, which are not granted in conjunction with an option, or tandem SARs, which may be granted at the same time as or subsequent to the time that its related option is granted. The exercise price of a tandem SAR will be the exercise price per share under the related option (but not less than the fair market value of a share of Class A stock on the date of the grant of the SAR), and the exercise price per share subject to a stand-alone SAR will not be less than the fair market value of a share of Class A stock on the effective date of grant of the SAR. A SAR will be exercisable after a grantee’s termination of employment to the extent and during such period as determined in the Committee’s discretion, and as set forth in the Award agreement evidencing such SAR. Tandem SARs related to an incentive stock option are exercisable only when the fair market value of a share of Class A stock exceeds the exercise price of the incentive stock option. The maximum number of shares that may be granted in connection with stand-alone SARs during any consecutive five year period to a single employee is 750,000.

Restricted Shares.      Restricted shares consist of shares of Class A stock issued under the Plan that are subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. Restricted stock awards may not be disposed of by the recipient until the restrictions imposed by the Committee have lapsed. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the restricted stock award will become fully vested. If the grantee ceases to be an employee during the restriction period due to death or disability, the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of the Award will be forfeited, unless the Committee determines to waive the forfeiture. If the grantee otherwise ceases to be an employee during the restriction period, the Committee shall determine the disposition of the Award. The grantee of restricted shares will receive any cash dividends paid with respect to such shares during the restriction period. Any non-cash dividends will be retained by the Company and will be paid upon the vesting of the restricted shares.

Restricted Share Units.      Restricted share units are Awards that may consist of Class A stock, cash equivalents of Class A stock, or a combination of both. Payout of a restricted share unit award is subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee. If a grantee remains an employee throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the Award shall be settled in cash, whole shares of Class A stock, or a combination of cash and stock, as the Committee shall determine.

Number of Shares in connection with Restricted Shares and Restricted Share Units.      The maximum number of shares subject to restricted shares and restricted share units that may be granted to any employee with respect to a single performance period during any consecutive five calendar years is 750,000.

Performance Awards Generally.      The following terms apply to all “performance awards” granted under the Plan. Performance awards may be either cash-denominated performance awards or performance shares or performance share units, which are denominated in shares of Class A stock or share units. All performance awards are subject to forfeiture if performance goals are not attained. The value of any such stock awarded will be the fair market value of the stock on the date of settlement. At the time of grant, the Committee shall establish one or more performance periods with respect to the performance award. If the performance award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will begin on the first day of the fiscal year, and can also be based on calendar years. For grants made after the first fiscal quarter of the Company’s fiscal year, the Committee can also use the performance period that starts on the first day of the fiscal year or calendar year, and the Committee can choose to prorate the grants. Otherwise, the performance period will begin on the date of grant or such other period selected by the Committee. At the time of grant, the Committee will also establish one or more business performance goals for the performance period, and the weight to be given each such goal. All performance goals established by the Committee must also be approved by the Board. The initial performance goals may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

Performance Awards to Employees Other than Named Executive Officers.      The following terms apply only to performance awards granted to employees who are not named executive officers and to performance awards that the Committee otherwise does not designate as subject to the requirements of Section 162(m) of the Code, as explained in more detail in the following section entitled “Performance Awards to Named Executive Officers.” As soon as practicable after the end of a performance period, the Committee will determine the extent to which the performance goals for the related performance award were attained. If the Committee determines that the performance goals were fully attained, and, subject to the terms of any applicable Award agreement, if the grantee of the performance award has remained an employee throughout the applicable performance period, and any other conditions imposed by the Committee are satisfied, the performance award will become fully vested according to its terms. However, if the grantee did not remain employed by the Company throughout the performance period due to the employee’s death, disability, termination by the Company without “cause” (as such term is defined later in this section), or following normal retirement as defined by the Committee, then as soon as practicable following termination of employment (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained), the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment had continued until the end of the performance period, provided that in the event of a termination by the Company without “cause”, the grantee must have been an employee for at least one year after the date the grants were approved by the Committee. If the grantee reaches normal retirement age as defined by the Committee, the grantee will become eligible for a prorated performance award under the terms of the award, provided that the performance goals are attained. The remainder of such grantee’s performance award will be forfeited unless the Committee decides to waive such forfeiture. If the grantee ceases to be an employee during the applicable performance period for any reason other than death, disability, termination by the Company without cause or normal retirement, the Committee shall determine the disposition of the performance award at the end of the performance period, which disposition may include forfeiture of all or a portion of the Award. Performance awards that vest will be settled during, or soon after, the year the vesting date occurs, and no later than two and one-half months after the end of the year in which vesting occurs. “Cause” means the occurrence of any one or more of the following: (i) the grantee’s willful and continued failure to substantially perform his duties after a written demand and opportunity to explain and defend and cure; (ii) The grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) The grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and (iv) The grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

At the end of the performance period, the Committee may recommend a grant of additional shares of Class A stock to the grantee of a performance award that is to be settled in shares if the grantee is then an employee and the Committee determines that satisfaction of the performance goals so warrants. Additional shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

An Award of performance share units or any cash-denominated performance award that vests shall be settled in cash, whole shares of Class A stock or a combination of cash and stock, as the Committee shall determine, as soon as practicable after the vesting date.

Performance Awards to Named Executive Officers.      In order to facilitate exemption of compensation paid in connection with performance awards to named executive officers of the Company (the chief executive officer and the three other most highly compensated executive officers other than the chief executive officer or the chief financial officer) from the $1 million tax deduction limit imposed by Code Section 162(m), the Plan requires that such Awards be “performance-based” and that certain other requirements be met. In addition, if an Award of restricted shares, restricted share units, or other stock-based awards are intended to qualify as “performance-based,” then all requirements described under this subsection will apply to such Awards. The requirements included in this section also extend to any Award to an employee of the Company that the Committee reasonably believes may become a named executive officer if the Committee designates the Award to be subject to the Section 162(m)’s requirements.

Performance awards may be granted to named executive officers only during the first 90 days of the Company’s applicable performance period, except in limited circumstances. Subject to the general limits on Award amounts, the maximum number of performance shares and/or performance share units that may be granted to any given named executive officer with respect to a single performance period is 500,000.

At or prior to the grant of any performance award to a named executive officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more of the following areas of Company performance over the relevant performance period: earnings (which includes net profits, operating earnings, and net income, and may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Class A stock; revenues; gross profits; cash flow; return on revenues, gross profits, sales, assets or equity; customer or employee retention; customer satisfaction; expenses or expense levels; one or more operating ratios; stock price; market share; capital expenditures; net borrowing, debt leverage levels, credit quality or debt ratings; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; the Company’s Quality Management System; shareholder return; organizational health/productivity; sales volume; and/or brand or product recognition/acceptance. The Committee may elect to determine such performance goals on an annual or cumulative basis, or based on some other portion of the performance period.

At the same time, the Committee shall establish a “payout” schedule for each performance goal established for the performance award, which shall be a predetermined range from threshold performance amount or level of the target performance award, performance shares and/or performance share units constituting the Award (if actual Company results for the period do not at least equal a threshold performance amount or level specified by the Committee, then payout will be zero) to maximum performance amount or level of such target Award and shall be structured so as to permit objective determination of payouts over the full range of actual Company results.

In connection with the establishment of the performance goal(s), at the time a performance award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated. The only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the payout schedule shall be objectively determinable adjustments for the items or events so specified.

The Committee may establish other preconditions to the payout of Awards, including preconditions the satisfaction of which may call for subjective determinations by the Committee to reduce an award. The payout on any performance award may also be reduced if, in the Committee’s judgment, the individual performance of the named executive officer during the performance period has not warranted the payout so calculated. In no event shall the payout on any performance award exceed the payout permissible under the Award’s payout schedule nor shall any additional shares or additional cash amount be granted to any named executive officer under the Plan so long as Code Section 162(m) remains in effect and the award is intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m).

With respect to a named executive officer who is newly hired or is promoted by the Company during the performance period, the Committee will grant a Performance Award, or adjust a Performance Award previously granted, to the named executive officer for the performance period pursuant to the provisions of the Plan; provided, however, that no Performance Award will be granted or adjusted in a manner as to cause any award to fail as “qualified performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder.

A named executive officer who is granted a Performance Award more than 90 days after the beginning of the performance period, either because the named executive officer is newly hired or is promoted into a named executive officer position, will be granted a Performance Award under the Plan for the performance period based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the performance period for similar employees at the new or promoted named executive officer’s award level, with the number of threshold, target, and maximum shares that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels, straight-line interpolation will be used to determine the pro-rated number of threshold, target, and maximum shares.

If a named executive officer is promoted after the beginning of a performance period, the named executive officer’s outstanding Performance Award granted for the performance period will be adjusted, effective as of the date of the promotion, based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the Performance Period for similar employees at the named executive officer’s new award level. The adjustments to each named executive officer’s Performance Award will be pro-rated on a monthly basis, with the number of threshold, target, and maximum shares for the named executive officer’s original position applicable for the number of full months preceding the effective date of the promotion and the number of threshold, target, and maximum shares for the named executive officer’s new position applicable for the remaining number of months in the performance period. For any award level created between the award levels for which the Committee has established the number of threshold, target, and maximum shares as described above, straight-line interpolation will be used to determine the pro-rated number of threshold, target, and maximum shares.

Notwithstanding any other provision of the Plan, the Committee retains the discretion to reduce the amount of any Performance Award to be granted to a newly hired or promoted named executive officer, including a reduction of the amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine not to grant a pro-rated Performance Award; not to adjust an outstanding Performance Award; to grant a pro-rated Performance Award in a smaller amount than would otherwise be provided by the Plan; or to adjust an outstanding Performance Award to produce a smaller award than would otherwise be provided by the Plan.

As soon as practicable following the completion of the performance period applicable to a performance award, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the performance award earned by the named executive officer.

If a performance award is granted to a named executive officer and the grantee ceases to be an employee before the end of the performance period due to the grantee’s death, disability, termination by the Company without “cause” (as defined previously) or following normal retirement as defined by the Committee, then as soon as practicable following termination of employment (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained), the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment had continued until the end of the performance period, provided that in the event of termination by the Company without cause, the grantee had been an employee for at least one year after the date the grants were approved by the Committee. If the grantee reaches normal retirement age as defined by the Committee, the grantee will become eligible for a prorated performance award under the terms of the award, provided that the performance goals are attained. The remainder of such grantee’s performance award will be forfeited. If the grantee ceases to be an employee during the performance period for any reason other than death, disability, termination by the Company without cause or normal retirement, the grantee will immediately forfeit his or her performance award in its entirety. Performance awards that vest will be settled during, or soon after, the year that the vesting date occurs, and no later than two and one-half months after the end of the year in which vesting occurs.

Performance awards made to named executive officers and persons who might become named executive officers pursuant to the amended and restated Equity Incentive Plan are subject to the approval of such Plan at the Company’s annual meeting on May 6, 2015. Failure to obtain shareholder approval of the Plan will cause performance awards previously granted to this group during 2015 to be null and void.

Foreign Awards.      The Committee may modify the terms of an Award that is an option, SAR, restricted share, restricted share unit, or performance award, for grant to an employee who is subject to the tax or other laws of a country other than the United States, and may grant such modified Award, and structure and grant other types of Awards related to appreciation in value of Class A stock, to such an employee, as the Committee determines necessary or desirable in order to provide such grantee with benefits and incentives comparable to those that would be provided the grantee if the grantee were not subject to such foreign laws, but any such modification may not be made in a manner that would cause non-compliance with the Code provisions relating to non-qualified deferred compensation plans.

Other Stock-Based Awards.      The Committee may, in its sole discretion, grant Awards of Class A stock or Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Class A stock. These other stock-based awards will be in such form, and dependent on such conditions, as the Committee shall determine, including the right to receive shares of Class A stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Any other stock-based award will be paid either no later than two and one-half months after the end of the year in which the Award vests or in a lump-sum payment at a specified time. The maximum number of other stock-based awards that may be granted to any named executive officer during any consecutive five calendar years is 750,000.

Restriction on Repricing.      Absent stockholder approval, neither the Committee nor the Board of Directors has the authority to reprice any Award after the date of the initial grant with a lower exercise price in substitution for the original exercise price.

Nontransferability.      No Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner except that, if the Committee determines that a transfer will not violate any requirement of the SEC or IRS, the Committee may permit an inter vivos transfer by gift to or for the benefit of a family member of the grantee. Upon the death of a grantee, outstanding Awards granted to such grantee may be exercised only by the executor or administrator of the grantee’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Overriding Precondition; Potential Forfeiture.      In order for any Award to become vested or exercisable, (1) the grantee of an Award must not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity of the Company or that is otherwise inimical to the best interests of the Company and that has not been approved by the Board of Directors or the Committee and (2) the grantee must furnish the Committee with all information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any of the foregoing prohibited activity, all of the grantee’s then outstanding Awards shall immediately be cancelled and forfeited. The above provision provides that for a period of twelve months following the termination of a grantee’s employment, the grantee agrees to abide by the non-competition and non-solicitation terms as specified in the Plan; and that the grantee agrees to abide indefinitely by the confidentiality and non-disparagement terms as specified in the Plan. In the event of a violation of this provision, the Company retains all rights to seek monetary damages against a grantee or to seek other equitable remedies against the grantee.

Adjustments Upon Changes in Capitalization.      In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Class A stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of incentive stock options), the number and kind of shares covered by outstanding options and the per share exercise price of such options, the numbers of outstanding SARs and share units and the terms of foreign Awards. Any adjustment with respect to an incentive stock option in connection with a transaction to which Code Section 424(a) (or its successor) applies shall be made in accordance with such Code Section unless the Board specifically determines otherwise.

Duration; Amendment or Termination of Plan.      The Plan is effective upon approval of the Board of Directors (subject to approval of the Company’s stockholders) and will continue in effect for a term of 10 years unless terminated by the Board. Following approval of the Company’s stockholders, the expiration date of the plan is February 11, 2025. The Board of Directors may amend, suspend or terminate the Plan at any time; provided, that no amendment shall adversely affect the rights of any grantee or holder of an Award then outstanding and unvested without the consent of the grantee or holder, unless the amendment or termination is necessary to comply with applicable law. Notwithstanding the foregoing, the Plan will not be amended without the approval of the Company’s stockholders to increase the maximum aggregate number of shares of Class A stock that may be issued under the Plan, to change the class of persons eligible to receive incentive stock options, or to make any other amendment that would require approval of the Company’s stockholders under applicable law.

Federal Income Tax Consequences of the Equity Incentive Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this proxy statement, with respect to Awards granted under the Equity Incentive Plan. In addition to the tax consequences described below, (i) officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Awards and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, including those relating to the $1 million limitation on deductible compensation under Code Section 162(m).

Incentive Stock Options.      If a stock option under the Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (as described below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired from the exercise of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

The optionee also will recognize capital gain or loss (long or short-term, depending on the length of time the stock was held) on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph).

Non-Qualified Stock Options.      An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price, subject to withholding of income and applicable employment taxes. The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long- or short-term, depending on the length of time the stock was held). Long-term capital gain is subject to a lower federal income tax rate than is applied against short-term capital gain.

Restricted Shares; Additional Shares.      The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Code Section 83. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and is subject to withholding of income and applicable employment taxes at the time of vesting.

Under the Equity Incentive Plan, employees will not pay any consideration for stock transferred to them as restricted shares or additional shares. If additional shares are granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the additional shares are granted. If restricted shares are granted subject to a substantial risk of forfeiture, then unless an election is made under Code Section 83(b), as described in the next paragraph, recipients of restricted shares will recognize taxable income as of each date on which they become vested in restricted shares in the amount of the fair market value of the shares then vesting.

If stock is granted subject to restrictions, employees may elect under Code Section 83(b) to report as taxable income in the year of Award an amount of ordinary income equal to the stock’s fair market value at the time of the Award. If such an election is made, the employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Employees making this election will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them and for applicable employment taxes.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Employees will recognize gain upon the disposition of stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to the stock under the principles set forth above. That gain will be taxed as long or short-term capital gain, depending on the length of time the stock was held.

If an employee disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. An employee’s capital loss is subject to certain limitations on tax deductibility. If an employee forfeits unvested stock with respect to which a Code Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Code Section 83(b) election. As stated above, employees will not pay consideration for stock transferred to them as restricted shares and, accordingly, no deduction will be available if the restricted shares are forfeited.

SARs.      Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the employee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Employees will be subject to withholding of income and applicable employment taxes with respect to income recognized upon exercise of a SAR.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Performance Awards and Restricted Share Unit Awards. An employee generally will recognize no income upon the grant of a performance award or restricted share unit award. Upon the settlement of such Awards, employees normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss.

The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the employee on the settlement date.

Additional Information Regarding Plan Benefits

Awards under the Equity Incentive Plan are based on the Company’s performance. Accordingly, future Awards under the Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table”, “Grants of Plan-Based Awards 2014”, “Outstanding Equity Awards at Fiscal Year End 2014”, “Option Exercises and Stock Vested Fiscal Year 2014” at pages 23 through 26 of this proxy statement for detailed information on Awards and exercises of Awards by certain executive officers under the Equity Incentive Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of December 26, 2014, the market value of the Class A stock was $17.00 per share, based on the closing price of the Class A stock as reported by the Nasdaq Global Market.

Equity Compensation Plan Information

The following table shows the number of shares of our common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the 2014 fiscal year end.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (2)
Equity compensation plans approved by security holders(1)	33,000	$27.37	1,459,915
Equity compensation plans not approved by security holders(3)	—	—	—
Total	33,000	$27.37	1,459,915

(1)	The equity compensation plans approved by our stockholders include our Equity Incentive Plan, Non-Employee Director Stock Option Plan and Non-Employee Director Stock Award Plan.

The number of shares to be issued upon exercise of outstanding options, warrants and rights excludes 1,192,550 of restricted stock awards granted to employees and not yet vested at December 28, 2014.

(2)

For 2014, the Equity Incentive Plan provided that the maximum number of shares available for grants, including stock options and restricted stock awards, was 10 percent of the outstanding Class A common stock, adjusted for plan activity over the preceding five years.

The Non-Employee Director Stock Option Plan provides that the maximum number of shares available for settlement of options is 250,000 shares of Class A common stock.

The Non-Employee Director Stock Award Plan provides that the maximum number of shares available for Awards is one-quarter of one percent of the outstanding Class A common stock.

(3)	The Company has no equity compensation plan that has not been approved by the stockholders.

Required Vote

This proposal will be approved if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called “broker non-vote” will not be considered present, but any shares for which an abstention is registered will be considered present. Therefore, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “Against” the proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s Amended and Restated Equity Incentive Plan in substantially the form set forth in Exhibit A.

Approval of Kelly Services, Inc. Short-Term Incentive Plan

Proposal 4

Description of the Short-Term Incentive Plan

In 1993, the Board of Directors of the Company adopted an annual cash award plan, the Short-Term Incentive Plan (“STIP”), which is designed to provide incentive awards to certain officers and other management-level employees based on their contributions to the Company’s growth and profitability. Participants in the STIP are selected by authority of the Compensation Committee, delegated in some instances to the Company’s Chief Executive Officer. When the performance objectives of a fiscal year are met, incentive payments are made early in the following fiscal year.

The STIP generally contemplates that at least one of the performance goals established by the Compensation Committee of the Board of Directors each year will be a quantitatively measured Company performance objective. The Plan also gives the Compensation Committee discretion to establish other goals, the achievement of which may require subjective assessment. The Board of Directors believes that this flexibility generally afforded the Compensation Committee under the STIP is beneficial and in the best interest of the Company and its stockholders.

The STIP has been amended by action of the Company’s Board of Directors on several occasions since its adoption in 1993. The most recent amendment was adopted by the Board of Directors on February 12, 2015, subject to approval by the shareholders of the Company at the Company’s Annual Meeting of Stockholders on May 6, 2015.

Background for the Proposal; Deductibility and Conforming Changes

Section 162(m) of the Internal Revenue Code establishes a limit of $1,000,000 per year on the tax deductibility of annual compensation payable to the chief executive officer and the three highest compensated officers (other than the chief executive officer or the chief financial officer) for each tax year, except that compensation that qualifies as “performance-based” is deductible even though, when combined with other compensation, would in the aggregate exceed $1,000,000. Conditions for qualifying as “performance based” compensation include:

•	That an award under an incentive plan be objectively determinable based on a performance standard or standards;

•

That the eligible employees covered, nature of business criteria on which the performance goals under the plan are based and individual award maximums be approved by the Company’s stockholders at least once every five years; and

•	That changes in any of these conditions be approved by the stockholders.

The Company is submitting this proposal to stockholders: to allow for the grant of awards that may be exempt under the qualified performance-based compensation exception under Section 162(m) requiring stockholder approval of the employees covered, nature of the business criteria on which performance goals are based and individual award maximums under the STIP at least once every five years.

The amended and restated plan makes the following changes:

—	Increases from $2,000,000 to $3,000,000 the maximum annual STIP award paid to a named executive officer or Prospective named executive officer, including the non-performance based portion;

—	Modifies the performance goals that can be established by the Committee for a Performance Award to include Gross Profits and Return on Gross Profits; and

—

Provides the ability to grant prorated awards to newly hired or recently promoted named executive officers and prospective named executive officers after the first 90 days of a performance period, based on a pre-established award level for the role that they are moving into and the number of full months remaining in the performance period, in an attempt to maintain 162(m) deductibility of the grant.

The above changes were made to accommodate the 2015 STIP design, as approved by the Committee and to provide flexibility while attempting to maintain 162(m) deductibility of awards granted to named executive officers or prospective named executive officers who are newly hired or promoted after the first 90 days of a performance period. The 2015 STIP has been modified to include multiple measures that support our strategy. The proposed amended and restated Short Term Incentive Plan is set forth in Exhibit B hereto.

Executives Covered

Under the amended STIP, provisions intended to permit compliance with the Section 162(m) exemption for performance-based compensation apply to the Company’s Chief Executive Officer and, for any given year, among the three highest compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) of the Company, whose compensation is subject to disclosure under the Exchange Act rules, and who is a Section 16 Reporting Person, and any other employee of the Company who is included in the definition of “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations or other Internal Revenue Service guidance (referred to in the STIP as a “NEO”) or an individual that the Compensation Committee reasonably believes may become a named executive officer and designates the award as subject to the requirements of Section 162(m) (referred to in the STIP as a “Prospective NEO”). These definitions conform to the Company’s EIP.

Business Criteria and Award Maximum

Under Section 8 of the STIP, the business criteria on which performance goals are based, and which match those set forth in the Company’s EIP, are as follows: earnings (which includes net profits, operating earnings, and net income, and may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Class A stock; revenues; gross profits; cash flow; return on revenues, gross profits, sales, assets or equity; customer or employee retention; customer satisfaction; expenses or expense levels; one or more operating ratios; stock price; market share; capital expenditures; net borrowing, debt leverage levels, credit quality or debt ratings; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; the Company’s Quality Management System; shareholder return; organizational health/productivity; sales volume; and/or brand or product recognition/acceptance.

Under Section 8 of the STIP, the individual award maximum applicable to named executive officers and Prospective named executive officers is $3,000,000 per year.

Special Provisions Applicable to Named Executive Officers

The STIP under consideration has not been amended since it was last approved by shareholders. Proposed revisions to the STIP have been made to accommodate approved changes to the 2015 plan design and provide flexibility while attempting to maintain 162(m) deductibility of awards granted to named executive officers or prospective named executive officers who are newly hired or promoted after the first 90 days of a performance period.

2015 Awards to Named Executive Officers and Prospective Named Executive Officers

Consistent with the criteria described above, the Compensation Committee, during February 2015, designated the Executive Officers (current and prospective named executive officers) for 2015, which include certain of the officers shown in the Summary Compensation Table of this proxy statement. The Committee also determined the target incentive award opportunity and established the 2015 STIP performance measures and weightings for each such person. The Committee approved a schedule of possible payouts for the corporate component of the 2015 STIP ranging from threshold (if actual Company results for the period do not at least equal threshold performance amount or level specified by the Committee, then payout will be zero) to the maximum payout opportunity as a percentage of target, depending on the extent to which actual results achieved for each measure are less or more than the target goal. For Executive Officers who have designated business unit responsibilities, a significant portion of their award opportunity is based on the performance of the business that they lead. Payout schedules for the business unit measures for these Executive Officers were approved by the Committee during the first quarter of 2015. Because of the contingent nature of the performance criteria, and the potential for base salaries of the covered employees to be changed during 2015 pursuant to the Company’s regular compensation review process, the actual amount, if any, that any executive officer will receive for 2015 performance (or for performance in any later year) is not now determinable, provided that any STIP award will not exceed $3,000,000 each year.

With respect to a named executive officer who is newly hired or is promoted by the Company during a performance period, the Committee will grant an award opportunity, or adjust an award opportunity previously granted, to a named executive officer for the performance period pursuant to the provisions of the Plan; provided, however, that no award opportunity shall be granted or adjusted in a manner as to cause any award to fail as “qualified performance-based compensation” within the meaning of section 162(m).

A named executive officer who is granted an award opportunity more than 90 days after the beginning of the performance period, either because the named executive officer is newly hired or is promoted into a named executive officer position, will be granted an award opportunity under the Plan for the performance period based on the award levels established by the Committee during the first 90 days of the performance period for similar employees at the new or promoted named executive officer’s award level, with the threshold, target, and maximum award that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels, straight-line interpolation shall be used to determine the pro-rated threshold, target, and maximum award opportunity in accordance with the Plan.

If a named executive officer is promoted after the beginning of a performance period, the employee’s outstanding award level for the performance period will be adjusted, effective as of the date of the promotion, based on the award levels established by the Committee during the first 90 days of the performance period for similar employees at the employee’s new award level. The adjustments to each named executive officer’s award level shall be pro-rated on a monthly basis, with the threshold, target, and maximum award level for the employee’s original position and the original performance goals applicable for the number of full months preceding the effective date of the promotion and the threshold, target, and maximum award level for the employee’s new position and any revised performance goals applicable for the remaining number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels as described above, straight-line interpolation shall be used to determine the pro-rated threshold, target, and maximum award opportunity in accordance with the Plan.

Notwithstanding any other provision of the Plan, the Committee retains the discretion to reduce the amount of any award to be granted to a newly hired or promoted named executive officer, including a reduction of the amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine not to grant a pro-rated award; not to adjust an outstanding award; to grant a pro-rated award in a smaller amount than would otherwise be provided by the Plan; or to adjust an outstanding award to produce a smaller award than would otherwise be provided by the Plan.

STIP awards made to named executive officers and prospective named executive officers pursuant to the amended STIP are subject to the approval of such Plan at the Company’s annual meeting on May 6, 2015. Failure to obtain shareholder approval of the STIP will cause the awards previously granted to this group during 2015 to be null and void.

Effect of Stockholder Approval; Subsequent Amendments

The Board believes that if this proposal is approved by the Company’s stockholders, all or a portion of each STIP award to an named executive officer or prospective named executive officer based on quantitatively determinable standards will continue to be eligible to qualify as performance-based compensation excluded from Section 162(m)’s deduction limits. Absent shareholder approval, any STIP awards attributable to a given year with respect to executives whose compensation is subject to the compensation deduction limitation will be subject to the section’s $1,000,000 per executive annual deduction limit. However, Section 162(m) only affects the deductibility of that portion of non-excluded compensation which exceeds $1,000,000; it has no effect on the deductibility of non-excluded compensation at or below that amount.

Assuming stockholder approval of this proposal, the current Section 162(m) regulations will permit the Compensation Committee to use any or all of the approved business criteria for quantitatively determinable STIP awards that are eligible for a deduction for up to five years (that is, for awards granted prior to the first shareholder meeting in 2020) without seeking further stockholder approval of those criteria. The Board also may terminate the STIP at any time and may further amend it from time to time, with or without stockholder approval. However, any amendment that, within the meaning of the Section 162(m) regulations, would materially change the employees covered, the business criteria on which performance goals are based or individual award maximums would be subject to stockholder approval to assure that eligible “performance based” awards could be granted following such amendments.

Effect of Non-Approval

If this proposal is not approved by the Company’s stockholders, the Compensation Committee, acting within its delegated authority, will continue from time to time to consider how best to structure the compensation of these and other executive officers of the Company, which compensation may include non-STIP incentive bonuses to such officers for achievement of performance objectives set by the Committee.

Required Vote

This proposal will be approved if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called “broker non-vote” will not be considered present, but any shares for which an abstention is registered will be considered present. Therefore, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “Against” the proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s Amended and Restated Short-Term Incentive Plan in substantially the form set forth in Exhibit B.

Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2015 Fiscal Year

Proposal 5

At its February 11, 2015 meeting, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the year ending January 3, 2016. The Board of Directors seeks ratification of the appointment. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. As in prior years, representatives of that firm are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Duties

Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to the operating effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Service Fees Paid to PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm

	2014 ($)	2013 ($)
Audit Fees	3,203,526	2,817,400
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	1,800	4,400
Total	3,205,326	2,821,800

Audit Fees:    Services rendered during the years ended December 28, 2014 and December 29, 2013 were for the audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consents and assistance with review of documents filed with the SEC.

All Other Fees:    For 2014 and 2013, $1,800 (each year) represented services related to accounting research tools. For 2013, the remaining $2,600 represents services related to an application to store data outside of Norway.

Pre-Approval Policy

The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. In conjunction with the pre-approval, the Audit Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 28, 2014, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PwC, the matters required to be discussed by the statement on PCAOB AU Section 380 Communication With Audit Committees; and

(3) has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 11, 2015 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2014 filed with the SEC. The Board approved this inclusion.

THE AUDIT COMMITTEE LESLIE A. MURPHY, CHAIR ROBERT S. CUBBIN TERRENCE B. LARKIN CONRAD L. MALLETT, JR. DONALD R. PARFET

Stockholder Communications

Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4782. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Stockholder Proposals

Proposals of stockholders intended to be included in the proxy statement to be prepared by the Company in connection with the Company’s 2016 Annual Meeting of Stockholders must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4782, no later than December 9, 2015.

Other Matters

At the date of this proxy statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of December 28, 2014, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet or telephone.

By Order of the Board of Directors JAMES M. POLEHNA Vice President and Corporate Secretary

Exhibit A

KELLY SERVICES, INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated ~~December 31, 2011~~February 12, 2015)

Section 1 — Purposes

This KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (the “Plan”) provides for long-term incentive stock-related or other performance-related compensation to selected key employees of the Company or an Affiliated Entity for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior employees, and it gives those employees shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Section 2 — Definitions and Rules of Construction

(a)        The terms in quotation marks below have the following meanings under the Plan:

“Additional Shares” means immediately vested shares of Company Stock awarded pursuant to Section 9A(c) of the Plan.

“Affiliated Entity” means a corporation, partnership or other business enterprise in which the Company directly or indirectly has a significant equity interest under United States generally accepted accounting principles.

“Award” means a Restricted Award, Performance Award, Other Stock-Based Award, award of Additional Shares, Option, SAR, or Foreign Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the occurrence of any one or more of the following:

(i)     The grantee’s ~~failure to perform his or her duties, provided that to the extent such failure is reasonably susceptible to cure, such failure is not cured within a reasonable period of time after notice;~~ willful and continued failure to substantially perform his duties with the Company (other than any such failure resulting from the grantee’s Disability), after a written demand for substantial performance is delivered to the grantee, by the Board or the Chief Executive Officer of the Company, that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the grantee has not substantially performed his duties, and the grantee has been given an opportunity, within thirty (30) days following grantee’s receipt of such notice, to meet in person with the Board (or its designee) to explain or defend the alleged act or acts, or failure or failures to act relied upon by the Company and, to the extent such cure is possible, the grantee has not cured such act or acts or failure or failures to act within the thirty (30) day period;

(ii)    The grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii)   The grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and

(iv)   The grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

Notwithstanding the above, for purposes of this provision, no act or failure to act shall be considered “willful” or “intentional” unless done or omitted to be done, by the grantee in bad faith or without reasonable belief that the grantee’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the grantee in good faith and in the best interests of the Company

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall be comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities and Exchange Commission. Further, to the extent that the Company determines it desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Committee shall be comprised solely of two or more “outside directors” within the meaning of Section 162(m).

“Company” means Kelly Services, Inc.

“Company Stock” means the Class A Common Stock, $1.00 par value, of the Company.

“Disability” means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her Employer where such inability has existed for at least six continuous months.

“Employee” means an employee of the Company or an Affiliated Entity.

“Employer” means the Company or the Affiliated Entity which employs an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, for any given date, the closing market price for a share of Company Stock as a Nasdaq Stock Market LLC security reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for that date (or if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to Nasdaq, it shall be determined by the reasonable application of a reasonable valuation method that satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(iv)(B).

“Foreign Award” means an award granted pursuant to Section 10 of the Plan.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422 of the Code (or any successor provision) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

“Named Executive Officer” means, for purposes of Section 9B, an Employee who is the chief executive officer or among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company for any given fiscal year, whose compensation is subject to disclosure under Exchange Act rules, and who is a Section 16 Reporting Person, and any other Employee of the Company who is included in the definition of “covered employee” for purposes of Section 162(m) of the Code pursuant to Treasury Regulations or other Internal Revenue Service guidance.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

“Other Performance Award” means a cash-denominated ~~Award~~award granted under Section 9A or 9B of the Plan which, until vested, is subject to forfeiture.

“Over-10% Owner” means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

“Performance Award” means an award of Performance Shares, Performance Share Units or Other Performance Award.

“Performance Shares” and “Performance Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 9A or 9B of the Plan which, until vested, are subject to forfeiture.

“Protected Information” means trade secrets, confidential and proprietary business information of the Company and Affiliated Entities, and any other information of the Company, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the grantee; provided, however, that information that is in the public domain (other than as a result of a breach of this Plan) is not Protected Information.

“Restoration Option” means an Option granted under, and subject to the conditions set forth in, Section 6(f) of the Plan.

“Restricted Award” means an award of Restricted Shares or Restricted Share Units.

“Restricted Shares” and “Restricted Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3, as amended.

“Section 16 Reporting Person” means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person’s ownership of and transactions in Company equity securities.

“Section 162(m)” means Section 162(m) of the Code (or any successor), together with the related U.S. Department of Treasury regulations.

“Share Unit” means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share.

“Solicitation” means to solicit, divert or attempt to solicit or divert from the Company and its Affiliated Entities, any work or business related to the employee staffing and consulting services business, which includes, but is not limited to, direct placement, outplacement, outsourcing, recruitment, recruitment process outsourcing, temporary staffing services, management services, vendor on-site, vendor management, and consulting services (the “Company’s Business”), or otherwise related to any activity that is in competition with the Company and its Affiliated Entities, from any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage, or associate with grantee in any fashion, or have any contact, through business-oriented social networking sites or otherwise, with any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage or associate with grantee in any fashion, for purposes of influencing any such client or customer, or potential client or customer, to not use or not continue to use the Company or its Affiliated Entities for work or business related to the Company’s Business (provided, however, that notwithstanding anything to the contrary contained in the Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). For purposes of this section, “client(s)” or “customer(s)” of the Company and its Affiliated Entities, shall mean any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the Company or its Affiliated Entities has invoiced during the preceding twelve (12) months, and “potential client(s) or customer(s)” shall be any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the grantee knew or should have known was a potential customer through personal knowledge or had any personal exposure through Company meetings or marketing efforts, during the preceding twelve (12) months.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date minus the Fair Market Value of such a share on the date of grant.

(b)          References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include transfers of treasury shares as well as new issuances of authorized but previously unissued shares.

Section 3 — Administration

(a)          General.      The Plan shall be administered by the Committee, subject to the express limitations set forth in the Plan. The Committee may, by majority vote, grant Awards and determine the type, amount and other terms and conditions of each Award. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes, including certifying whether any performance measures have been met.

The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents or officers of higher rank, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The chief executive officer shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The Committee may delegate performance of recordkeeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

(b)        Repricing.        Absent stockholder approval, neither the Committee nor the Board shall approve a program providing for either (i) the cancellation of outstanding Options and/or SARs and the grant in substitution therefore of new Options and/or SARs having a lower exercise price or (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

(c)        Interpretation and Construction.        If an Award is intended to qualify as performance-based compensation under Section 162(m), any provision of the Plan that would prevent such Award from so qualifying shall be established and administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Section 4 — Eligibility for Awards; No Requirement of Uniformity

Any type of Award may be granted to any Employee at any time, except that Foreign Awards may be granted only as permitted under Section 10 of the Plan. The type, amount, timing and other terms and conditions of Awards made to a grantee need not be uniform, comparable or proportionate among grantees.

Section 5 — Maximum Number of Shares; Other Award Limits

(a)        Maximum Number of Shares.        For purposes of this section, “Affected Shares” are shares of Company Stock that have been issued as Restricted Shares or Units, Performance Awards, Additional Shares or similar Foreign Awards or that have been made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards. For a given date, the “Adjustment Period” comprises the Company’s current fiscal year to date, plus its four immediately preceding fiscal years.

The total number of Affected Shares shall never exceed ~~10%~~15% of the number of outstanding shares of Company Stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares)

(i)       minus the sum, for the Adjustment Period, of the numbers of:

(A)  Shares awarded as Restricted Shares or Performance Awards

(B)  Share Units awarded

(C)  Shares made subject to Option grants (including Restoration Options)

(D)  Shares issued or granted for future issuance as Foreign Awards.

(ii)      plus the sum, for the Adjustment Period, of the numbers of:

(A) Shares as to which Options have expired or terminated for any reason other than exercise of such Options or of related Tandem SARs

(B) Shares as to which Restricted Awards and Performance Awards have been both granted and forfeited

(C) Shares transferred to the Company (actually or constructively) to satisfy the exercise price of outstanding Options.

Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

(b)        ISO Award Limits.        The number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs under this Plan may not exceed 4,000,000 shares.

(c)        Options, SARs, Restricted Awards, Performance Awards and Other Stock-Based Awards.        The number of shares of Company Stock subject to an Option, SAR, Restricted Award, Performance Award or Other Stock-Based Award shall be specified at the time of grant. Subject to the limits on Award amounts set forth in Section 5(b) above, this Section 5(c) and any adjustment under Section 14 of the Plan: (i) the maximum number of shares of Company Stock that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000; (ii) the maximum number of shares of Company Stock that may be granted in connection with stand-alone SARs during any consecutive five calendar years to any single Employee shall be 750,000; (iii) the maximum number of shares of Company Stock that may be granted in connection with Other Stock-Based Awards during any consecutive five calendar years to any single Employee shall be 750,000; (iv) the maximum number of shares of Company Stock subject to Restricted Awards that may be granted to any single Employee with respect to a single performance period during any consecutive five calendar years to any single Employee shall be 750,000; and (v) the maximum number of shares of Company Stock subject to Performance Shares and/or Performance Share Units that may be granted to any single Employee with respect to a single performance period is ~~100,000.~~500,000.

(d)        Cash Denominated Award Limits.        The maximum amount of an Other Performance Award payable with respect to any single Employee shall be ~~$500,000~~ $1,000,000 multiplied by the number of years included in any applicable performance period(s) (and any applicable fraction for any portion of a performance period of less than one year) relating to such Awards.

Section 6 — Options

(a)        Incentive Stock Options and Nonqualified Stock Options.            At the time of the grant of an Option, the Committee shall specify whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the grantee during any calendar year exceeds $100,000 (or such other amount as permitted by Code Section 422(d)) such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(a), ISOs shall be taken into account in the order in which they were granted. The Committee may prescribe such terms and conditions for an ISO grant, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If an Option (or any portion thereof) intended by the Committee to be an ISO fails to qualify as an ISO, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option regardless of its designation in the grant and in the Option agreement.

(b)        Exercisability.             The time at which any portion of an Option first becomes exercisable (which may be at or after the date of grant) and the latest date on which the Option may be exercised (the “expiration date”) shall be as specified at the time of grant. However, the expiration date for any ISO granted to an Over-10% Owner may be no later than five years after the grant, and the expiration date for any other Option may be no later than ten years after the date of grant. The Committee may, in its discretion, accelerate the exercisability of any portion of an Option or provide for automatic acceleration of exercisability of any portion of an Option upon the occurrence of such events as it may specify, such as upon the death or Disability of a grantee. However, no acceleration of exercisability of any portion of an ISO shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee’s legal representative.

(c)        Exercise Price.        Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least 110% of such Fair Market Value on the grant date.

(d)        Exercise Procedures and Payment.        The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash, (2) by delivery of whole shares of Company Stock owned by the Option holder for more than six months on the date of surrender, (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan or (4) by any combination of the foregoing methods of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

(e)        Effect of Employment Termination.        The Committee shall determine the disposition of the grant of each Option in the event of the disability, death or other termination of employment of an Employee.

(f)        Restoration Options.          Subject to the provisions below, the Committee may provide that an Option shall also carry with it a right to receive another Option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an Option (for purposes of this paragraph, an “original Option”) that is not itself a Restoration Option at the time a Restoration Option arises (so as to provide a subsequent Restoration Option to it), or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the “prior Option”) is outstanding. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:

(i)        A Restoration Option may arise only if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise

(ii)       The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior Option, except that the number will be reduced to the extent necessary for the Plan to comply with the limitations imposed by Section 5 of the Plan

(iii)      The Restoration Option shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option

(iv)      The per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises

(v)       The expiration date of the Restoration Option shall be the same as that of the prior Option

(vi)      The Restoration Option shall first become exercisable six months after it arises

(vii)     The Restoration Option shall be a Nonqualified Stock Option.

Section 7 — Stock Appreciation Rights

(a)        Types of SARs Authorized.          SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Stand-Alone SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(b)        Exercise Price.        The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option (but not less than the Fair Market Value per share of Company Stock on the effective date of grant of the SAR) and (ii) the exercise price per share subject to a Stand-Alone SAR shall not be less than the Fair Market Value of a share of Company Stock on the effective date of grant of the SAR.

(c)        Exercisability and Termination.

(i)      Tandem SARs. Tandem SARs shall be exercisable as follows, subject to such other provisions as the Committee may specify when the Tandem SAR is granted:

(A)    The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder’s legal representative

(B)    The expiration date of such SARs shall be the same as that of the related Option

(C)    SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable

(D)    Exercise of SARs shall automatically terminate the related Option with respect to the same number of shares as the number of SARs being exercised

(E)    Exercise, cancellation or termination of an Option shall automatically terminate the same number of related SARs as the number of shares with respect to which the Option is being exercised, canceled or terminated

(F)    Tandem SARs related to an Incentive Stock Option shall be exercisable only when the then Fair Market Value of a share of Company Stock exceeds the exercise price of the Incentive Stock Option.

(ii)    Stand-Alone SARs. Stand-Alone SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award agreement evidencing such SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

(d)        Exercise Procedures and Settlement Elections.       Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

(e)        Effect of Termination of Employment.       A SAR shall be exercisable after a grantee’s termination of employment to the extent and during such period as determined by the Committee, in its discretion, and as set forth in the Award agreement evidencing such SAR.

Section 8 — Restricted Awards

(a)        General.           Awards of Restricted Shares are awards of actual Company Stock, while Awards of Restricted Share Units are awards that may consist of Company Stock, cash equivalents of Company Stock, or a combination of both. The restrictions that may be imposed relate to possession, vesting and conditions to vesting, payment of dividends and potential forfeiture.

(b)        Restriction Period.      At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the “restriction period”) shall commence on the date of grant or such other date selected by the Committee. The Committee may provide for such restriction period to lapse in installments. The Committee may impose such restrictions or conditions to the vesting of a Restricted Award as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Restricted Award, that the grantee or the Company achieves such performance goals as the Committee may specify. If a Restricted Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Restricted Award in order for a grantee to be entitled to payment.

(c)        Vesting and Forfeiture.       If the grantee of a Restricted Award remains an Employee throughout the applicable restriction period, and any other conditions imposed by the Committee are satisfied, the entire Restricted Award shall become fully vested and no longer subject to forfeiture at the end of the restriction period. If the grantee ceases to be an Employee during the restriction period due to death or Disability (including during the first twelve months following the date of grant), the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture, in whole or in part, and vest those Shares or Units. If the grantee otherwise ceases to be an Employee during the restriction period, the Committee shall determine the disposition of the Award.

(d)        Restricted Share Certificates and Dividends or Distributions.         Restricted Shares shall be issued to the grantee as promptly as practicable after the grant, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company. Non-cash dividends or other distributions upon Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of the Restricted Shares. Such retained non-cash dividends and other distributions shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Shares. Non-cash dividends and other distributions that vest shall be distributed to the grantee of the Restricted Shares as promptly as practicable after the vesting date. The grantee of Restricted Shares shall be entitled to receive any cash dividends paid with respect to such Shares during the restriction period.

(e)        Settlement of Restricted Share Units.        An Award of Restricted Share Units that vests shall be settled in cash, whole shares of Company Stock (valued at Fair Market Value as of the settlement date), or a combination thereof, as the Committee shall determine. The mode of settlement shall not violate the Plan’s limitations on available shares or any limitations imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee. Restricted Share Units that vest shall be settled in full ~~as soon as practicable after~~ during or soon after the year that the vesting date occurs, and no later than two and one-half months after the year in which vesting occurs.

Section 9A — Performance Awards and Additional Shares in General

(a)        Performance Period and Goals.        At the time of grant of a Performance Award, the Committee shall establish ~~a~~one or more performance ~~period~~periods with respect to such Performance Award ~~of not less than one year nor more than five years~~. If the Award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will commence on the first day of that fiscal year and can also be based on calendar years. For grants made after the first fiscal quarter of the Company’s fiscal year, the Committee can also use the performance period that starts on the first day of the fiscal year or calendar year; the Committee may choose to prorate such grants. Otherwise, the performance period will commence on the date of grant or such other period selected by the Committee. At the time of grant of the Performance Award, the Committee shall also establish one or more business performance goals for the performance period and, if it establishes more than one, the weight to be given each such goal (collectively, “performance goals”). The initial performance goals with respect to a Performance Award may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established. All performance goals shall be subject to the approval of the Board. ~~With respect to Other Performance Awards, the Committee shall have no obligation whatsoever to set performance goals for any three year period other than 2012-2014.~~

(b)        Performance Assessment, Vesting and Forfeiture.        As soon as practicable after the end of ~~the~~a performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. Subject to the terms of any applicable award agreement (which terms shall govern), if the grantee of a Performance Award remains an Employee throughout the applicable performance period, and any other conditions imposed by the Committee are satisfied, the Performance Award (or any applicable portion thereof based on the extent the performance goals are satisfied) shall become vested according to its terms and no longer subject to forfeiture at the end of the applicable performance period. If the grantee ceases to be an Employee during the performance period due to his or her death, Disability, ~~or~~ termination by the Company without Cause, or following normal retirement as defined by the Committee, ~~at the end of the performance period~~then as soon as practicable following termination of employment for these reasons (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained) the grantee shall be entitled to receive a pro-rata portion of the portion of the Performance Award that would have otherwise vested if his or her employment had continued until the end of such performance period, based on the portion of the performance period that the grantee was employed by the Company, and the remainder of such Performance Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part; provided, however, that in the event of a termination by the Company without Cause, the Committee has no such discretion to waive such forfeiture if the grantee is a Named Executive Officer or an individual that the Committee reasonably believes may become a Named Executive Officer and designates the Performance Award as subject to Section 162(m)’s requirements (a “Prospective NEO”). In the event of termination by the Company without Cause, the grantee must be employed for at least one year after the date the grants were approved by the Committee to be entitled to a pro rata award. If a grantee who is not a Named Executive Officer otherwise ceases to be an Employee during the applicable performance period for any reason other than death, Disability ~~or~~, termination by the Company without Cause, or other than following normal retirement, as defined by the Committee, the Committee shall determine the disposition of the Performance Award. If a grantee who is a Named Executive Officer otherwise ceases to be an Employee during the performance period for any reason other than death, Disability, ~~or~~ termination by the Company without Cause, or other than following normal retirement, as defined by the Committee, the Performance Award will be forfeited in its entirety. Performance Awards that vest shall be settled ~~in full as soon as practicable after~~ during or soon after the year that the vesting date occurs, and no later than two and one-half months after the ~~calendar~~ year in which vesting occurs.

(c)        Additional Shares.        At the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award that is settled in Company Stock if the grantee is then an Employee and is not a Named Executive Officer, and the Committee determines that satisfaction of the performance goals so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

(d)        Other Matters.        The provisions of Section 8(d) of the Plan shall also apply to Performance Shares, and the provisions of Section 8(e) shall also apply to Performance Share Units. The Committee may make interim grants of Awards to new Employees in a fair and equitable manner. The Committee may, in its sole discretion, settle any vested and payable Other Performance Award (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the Committee and the balance in whole shares of Company Stock. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

Section 9B — Performance Awards to Named Executive Officers

(a)        Special Provisions Applicable.        Notwithstanding other provisions of the Plan, the provisions of this Section 9B shall apply to all Performance Awards granted to Named Executive Officers~~. Such Performance Awards~~ that are intended to qualify as “qualified performance-based compensation” and that are not subject to the tax deduction limit imposed by Section 162(m). Except as superseded by this Section 9B and unless otherwise stated, all provisions of the Plan applicable to Performance Awards shall also apply to such Performance Awards granted to Named Executive Officers.

(b)        Timing of Grants.        Performance Awards may be granted to Named Executive Officers only during the first ~~quarter~~90 days of the Company’s ~~fiscal year~~applicable performance period, except in limited circumstances.

(c)        Performance Objectives and Payout Schedules.            At or prior to the grant of each Performance Award to a Named Executive Officer or Prospective NEO, the Committee shall establish one or more objectively determinable performance goals (which may be annual, cumulative or based on some other portion of the performance period) for the Award relating to one or more or any combination of the following areas of Company or other business unit performance over the relevant performance period.

(i)  Earnings (which includes ~~similar measurements such as~~ net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any Performance Award is granted) or earnings per share of Company Stock;

(ii)	Revenues;

(iii)              Gross Profits;

(iv)	Cash flow;

(~~iv~~v)	Return on revenues, gross profits, sales, assets or equity;

(~~v~~vi)	Customer or employee retention;

(~~vi~~vii)	Customer satisfaction;

(~~vii~~viii)	Expenses or expense levels;

(~~viii~~ix)	One or more operating ratios;

(~~ix~~x)	Stock price;

(~~x~~xi)	Market share;

(~~xi~~xii)	Capital expenditures;

(~~xii~~xiii)	Net borrowing, debt leverage levels, credit quality or debt ratings;

(xiiixiv)      The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(~~xiv~~xv)	The Company’s Quality Management System;

(~~xv~~xvi)	Shareholder return;

(~~xvi~~xvii)	Organizational health/productivity;

(~~xvii~~xviii)	Sales volume; and/or

(~~xviii~~xix)	Brand or product recognition/acceptance

At the same time, the Committee shall establish a payout schedule for each performance goal established for the Performance Award, which shall be a predetermined range from threshold performance amount or level ~~zero percent~~ of the target Other Performance Award, Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the period do not at least equal ~~a minimum~~ threshold performance amount or level specified by the Committee, then payout will be zero) to ~~200 percent~~maximum performance amount or level of such target Award ~~(if actual Company results for the performance period at least equals the threshold performance goal(s) establishd)~~ and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. At the time any Performance Award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not fully taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

(d)        No Discretion to Increase Awards or Waive Forfeitures.            The Committee may establish other preconditions to payout of a Performance Award to a Named Executive Officer, including preconditions that may call for subjective determinations by the Committee. The otherwise scheduled payout on any Performance Award granted to a Named Executive Officer may be reduced by the Committee to the extent it deems appropriate if, in the Committee’s judgment, the Named Executive Officer’s individual performance during the performance period has not warranted the scheduled payout. However, for so long as Code Section 162(m) may require, the payout on any Performance Award granted to a Named Executive Officer that is intended to qualify as “qualified performance-based compensation” shall not exceed the payout permissible under the Award’s payout schedule, and no Additional Shares or additional cash amount shall be granted to any Named Executive Officer.

(e)         Promotions and New Hires.        With respect to a Named Executive Officer who is newly hired or is promoted by the Company during a performance period, the Committee shall grant a Performance Award, or adjust a Performance Award previously granted, to such Named Executive Officer for such performance period pursuant to the provisions of this Section 9B(e); provided, however, that no Performance Award shall be granted or adjusted in such a manner as to cause any such award to fail as “qualified performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder.

(i).  Pro-Rated Performance Awards for Newly-Eligible Executives. A Named Executive Officer who is granted a Performance Award more than 90 days after the beginning of the performance period, either because the Named Executive Officer is newly hired or is promoted into a Named Executive Officer position, will be granted a Performance Award under the Plan for such performance period based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the performance period for similar Employees at the new or promoted Named Executive Officer’s award level, with the number of threshold, target, and maximum shares that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels, straight-line interpolation shall be used to determine the pro-rated number of threshold, target, and maximum shares in accordance with this Section 9B(e).

(ii).  Adjustments to Outstanding Performance Awards. If a Named Executive Officer is promoted after the beginning of a performance period, such Employee’s outstanding Performance Award granted for such performance period will be adjusted, effective as of the date of such promotion, based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the Performance Period for similar employees at such Employee’s new award level. The adjustments to each such Named Executive Officer’s Performance Award shall be pro-rated on a monthly basis, with the number of threshold, target, and maximum shares for the Employee’s original position applicable for the number of full months preceding the effective date of the promotion and the number of threshold, target, and maximum shares for the Employee’s new position applicable for the remaining number of months in the performance period. For any award level created between the award levels for which the Committee has established the number of threshold, target, and maximum shares as described above, straight-line interpolation shall be used to determine the pro-rated number of threshold, target, and maximum shares in accordance with this Section 9B(e).

(iii). Negative Discretion. Notwithstanding any other provision of this Section 9B(e), the Committee retains the discretion to reduce the amount of any Performance Award to be granted to a newly hired or promoted Named Executive Officer, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (A) not to grant a pro-rated Performance Award pursuant to Section 9B(e), (B) not to adjust an outstanding Performance Award pursuant to Section 9B(e), (C) to grant a pro-rated Performance Award in a smaller amount than would otherwise be provided by Section 9B(e), or (D) to adjust an outstanding Performance Award to produce a smaller award than would otherwise be provided by Section 9B(e), above.

~~(e)~~ (f)         Certification by Committee.            As soon as practicable following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Named Executive Officer.

Section 10 — Foreign Awards

The Committee may modify the terms of any type of Award described in Sections 6, 7, 8 or 9A of the Plan for grant to an Employee who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee, as the Committee determines necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee if the grantee were not subject to such foreign laws. Notwithstanding the foregoing, if the Employee is also subject to Code Section 409A, the modifications of any type of Award described in Sections 6, 7, 8, or 9A of the Plan, or the structure of other types of awards related to appreciation in value of Company Stock may not be made in a manner that would cause non-compliance with Code Section 409A.

Section 11 — Other Stock-Based Awards

The Committee may, in its sole discretion, grant Awards of Company Stock or Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Company Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine including, without limitation, the right to receive one or more shares of Company Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Company Stock or a combination of cash and Company Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). If an Other Stock-Based Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Other Stock-Based Award in order for a grantee to be entitled to payment. Other Stock-Based Awards must provide either that they will be paid no later than 2 1/2 months after the end of the ~~calendar~~ year in which they vest or that they will be paid in a lump-sum payment at a specified time, within the meaning of Treasury Regulation Section 1.409A-3(i)(1)(i).

Section 12 — Certain Provisions Generally Applicable to Awards

(a)        Award Agreements.          Each Award (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth the type, amount and other terms and conditions of such Award, as are not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

(b)        Transfer Restrictions; Potential Forfeiture.         No Option or SAR, no Other Stock-Based Award, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

(c)        Overriding Precondition; Potential Forfeiture.          It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award, Other Stock-Based Award, and similar Foreign Award and the exercisability of each Option,

SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or is otherwise inimical to the best interests of the Company and that has not been approved by the Board or the Committee and (2) that the grantee furnish the Committee with all the information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any activity prohibited by the foregoing conditions, all of the grantee’s then outstanding Options, SARs and similar Foreign Awards shall immediately be cancelled, and all of the grantee’s then unvested Restricted Awards, Performance Awards, Other Stock-Based Awards, and similar Foreign Awards shall immediately be forfeited.

For this purpose, the Awards shall state that the grantee agrees that for a period of twelve (12) months after a grantee’s termination of employment, the grantee shall not directly or indirectly, individually, or as a director, employee, officer, principal, agent, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company as then being carried out (provided, however, that notwithstanding anything to the contrary contained in the Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). A Grantee will acknowledge that Company has operations in all 50 states, the District of Columbia and at least twenty-nine other countries, that the Company’s strategic plan is to continue to expand its operations and presence both domestically and internationally and that grantee’s services are integral to these operations and expansion plans.

In addition, during grantee’s employment with the Company, and any subsidiary thereof, and during the twelve (12) month period following any termination of grantee’s employment for any reason, grantee shall not, except in the course of carrying out his duties hereunder, directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, knowingly employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

Grantee shall not, directly or indirectly, during his employment with the Company and during the twelve (12) month period following any termination of grantee’s employment for any reason engage in any Solicitation.

Grantee shall not disparage, slander or injure the business reputation or goodwill of the Company in any material way, including, by way of illustration, through any contact with vendors, suppliers, employees or agents of the Company which could harm the business reputation or goodwill of the Company.

The Company has advised the grantee and the grantee acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company. All Protected Information shall remain confidential permanently, and the grantee shall not, at any time, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of the grantee’s employment with the Company), nor use in any manner, either during the term of employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company to enter public domain.

In the event of a violation of this provision, the Company retains all rights to seek monetary damages against a grantee or to seek other equitable remedies against the grantee.

(d)        Tax Withholding; Notice to Company of Certain Actions.            Whenever cash is to be paid pursuant to the settlement of an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

The Committee may provide, on request of a grantee, for withholding of otherwise issuable shares upon the grant, exercise, vesting or settlement of Awards or for the tender of other shares of Company Stock owned by such grantee or holder in order to satisfy tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of an Award. If the Committee grants such elections, it may condition, limit or qualify them in any manner it deems appropriate.

If any grantee shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), the grantee shall notify the Company of such election within ten days of filing notice with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(e)        Stockholder Status.          The grantee of an Award, and other persons to whom the Award or the grantee’s rights thereunder may pass, shall have no rights or privileges of a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in their name(s).

Section 13 — No Right to Employment or Award

No person shall have any claim or right to be granted an Award. The grant of an Award shall not confer upon any Employee a right with respect to continued employment by the Company or an Affiliated Entity. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right to dismiss a grantee at any time free from any liability or claim, except as provided under this Plan.

Section 14 — Adjustments upon Changes in Capitalization

In the event of a stock split, stock dividend, reverse stock split, combination of shares or conversion or exchange of voting shares for non-voting shares, the Board shall make a proportionate adjustment to the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including the settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a rights offering or any other change in the corporate or capital structure of the Company (other than as provided in the immediately preceding sentence), the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or its successor) applies shall be made in accordance therewith unless the Board specifically determines otherwise. Notwithstanding the foregoing, the Board shall not make any adjustment to the number of shares covered by outstanding Options or the per share exercise price of such Options or the number of outstanding SARs that would cause the exercise price to be less than the Fair Market Value of the underlying shares on the date the Option or SAR was granted or cause the number of shares subject to the Option or SAR to be other than fixed on the original date of grant of the Option or SAR.

Section 15 — Duration, Amendment, Suspension and Termination

The Plan shall become effective upon approval by the Board, subject to approval of the stockholders of the Company, and shall continue in effect for a term of ten (10) years unless terminated by the Board. The Board may amend, suspend or terminate any portion or all of the Plan at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder, unless such amendment or termination is necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended without the approval of the Company’s stockholders (a) to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan (except by operation of Section 14); (b) to change the class of persons eligible to receive Incentive Stock Options; or (c) to make any other amendment that would require approval of the Company’s stockholders under any applicable law, regulation or rule.

Section 16 — Miscellaneous Provisions

(a)        Governing Law.         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b)       Severability.         If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, grantee or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

Adopted by the Board of Directors of the Company: February 7, 2005, As Amended November 6, 2006, November 8, 2007, February 18, 2010, ~~and~~ December 31, ~~2011.~~2011, and February 12, 2015.

Exhibit B

KELLY SERVICES, INC.

SHORT-TERM INCENTIVE PLAN

KELLY SERVICES, INC.

(Amended and Restated February ~~14, 2013~~12, 2015)

Section 1 - Purposes.

This KELLY SERVICES, INC. SHORT-TERM INCENTIVE PLAN (the “Plan”) provides for annual incentive compensation payable in cash to those key officers and employees of the Company or any affiliated entity, who, from time to time, may be selected for participation. The Plan is intended to provide incentives and rewards for the contributions of such employees toward the successful achievement of the Company’s financial and business goals established for the current year.

Section 2 - Administration.

The Plan shall be administered by the Compensation Committee of the Board of Directors, which for purposes of establishing and administering awards pursuant to Section 8 shall consist of outside directors as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations or other Internal Revenue Service guidance (“Section 162(m)”). The Committee shall have authority to make rules and adopt administrative procedures in connection with the Plan and shall have discretion to provide for situations or conditions not specifically provided for herein consistent with the overall purposes of the Plan.

Section 3 - Selection of Participants.

Except for awards pursuant to Section 8, the Committee may delegate to the chief executive officer of the Company, if also a director, its authority to select those key officers and employees entitled to participate under the Plan each year. Approval of eligible participants may be made at any time during each award year.

Section 4 - Establishing Performance Objectives.

The Committee annually, no later than the first 90 days of the year (except in limited circumstances), shall establish one or more performance objectives on a Company-wide and/or divisional/departmental basis, which may consist of quantitatively measurable performance standards or qualitative performance standards, the achievement of which requires subjective assessment, or both. For any award opportunities granted after the first 90 days of a year, the Committee can use the performance period that starts on the first day of the fiscal year or calendar year, the Committee may choose to prorate such performance period, or the Committee may select such other period and designate as the performance period. The Committee shall take into account which (if any), types or categories of extraordinary, unusual, non-recurring or other items or events shall be excluded or otherwise not fully taken into account when actual Company or divisional/departmental results are calculated.

With respect to any employee who is the chief executive officer or among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company for any fiscal year, whose compensation is subject to disclosure under the Exchange Act rules, and who is a Section 16 Reporting Person (Named Executive Officer – “NEO”), and any other employee of the Company who is included in the definition of “covered employee” for purposes of Section 162(m) or an individual that the Committee reasonably believes may become a NEO and designates the award as subject to Section 162(m)’s requirements (“Prospective NEO”), the Committee shall apply the special provisions of Section 8.

Section 5 - Establishing Target Awards.

No later than the first 90 days of each year (except in limited circumstances), ~~the Committee shall establish a~~ target award~~,~~ levels will be established and expressed as a percentage of eligible earnings, for employees selected to participate under the Plan~~.~~,and the Committee will establish target award levels for each NEO and Prospective NEO. The Committee may establish target award~~s~~ levels by individual employee (e.g., for NEOs/Prospective NEOs) or by category of employee (e.g., senior vice presidents). Eligible earnings are defined as paid base salary and interim/secondment/assignment pay, excluding pay for disability, bonuses, dividends and other reimbursements and allowances. Except as otherwise designated, ~~I~~individual participants may earn an award payout ranging from ~~zero percent~~ threshold to the maximum ~~percent~~ as a percentage of their target award opportunity that the Committee may set in place from time to time (if actual Company results for the period do not at least equal threshold performance amount or level specified by the Committee, then payout will be zero). The Committee shall also approve guidelines established annually that determine what portion of the target award opportunity, if any, is based on the achievement of the Company performance objective(s) and what portion or portions are based on the achievement of other objectives. The Committee will establish an award payout schedule based upon the extent to which the Company performance objective (or objectives) is or is not achieved or exceeded.

Section 6 - Determining Final Awards.

Except as provided in Section 8, the Committee shall have discretion to adjust final awards up or down from the target award opportunity depending on (a) the extent to which the Company performance objective(s) is either exceeded or not met, and (b) the extent to which other objectives, e.g. subsidiary, division, department, unit or other performance objectives are attained. The Committee shall have full discretion to make other adjustments in final awards based on individual performance as it considers appropriate under the circumstances.

Section 7 – Windfalls and Catastrophic Losses

A Windfall is an excessively large potential payment for results not driven by participant actions (e.g., acquisitions, market reconfigurations, significant changes in the Company’s business) or due to inequities or errors in the Plan.

Catastrophic Loss is a situation where incentive payments are unexpectedly reduced or eliminated due to business situations that were not foreseeable or preventable by participants (e.g. tornadoes, floods, other natural disasters, etc.).

If any situation is identified as a Windfall or Catastrophic Loss, participants will be notified if there is to be any adjustment in the calculation or payment; provided, however, that no award to a NEO or Prospective NEO may be increased pursuant to this Section 7.

Section 8 - Special Provisions Applicable to NEOs and Prospective NEOs.

No later than the first 90 days of each year the Committee shall consider the establishment of a Plan target award opportunity, expressed as a percentage of eligible earnings, for each of the NEOs and Prospective NEOs.

  ~~The Committee shall next establish objective performance standards for the Company and/or divisional/departmental portions of the awards, and determine what percentage of the target award, if any, will be based on each such objective performance standard.~~

The Committee shall select one or a combination of the following as objective performance standards:

(a)

Earnings (which includes ~~similar measurements such as~~ net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, or amortization, as specified at the time the Performance Award is granted) or earnings per share of Company Stock;

(b)	Revenues;
(c) Gross Profits;
~~(c)~~(d)	Cash flow;
~~(d)~~(e)	Return on revenues, gross profits, sales, assets or equity;
~~(e)~~(f)	Customer or employee retention;
~~(f)~~(g)	Customer satisfaction;
~~(g)~~(h)	Expenses or expense levels;
~~(h)~~(i)	One or more operating ratios;
~~(i)~~(j)	Stock price;
~~(j)~~(k)	Market share;
~~(k)~~(l)	Capital expenditures;
~~(l)~~(m)	Net borrowing, debt leverage levels, credit quality or debt ratings;
~~(m)~~(n)	The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;
~~(n)~~(o)	The Company’s Quality Management System;
~~(o)~~(p)	Shareholder return;
~~(p)~~(q)	Organizational health/productivity;
~~(q)~~(r)	Sales volume; and/or
~~(r)~~(s)	Brand or product recognition/acceptance.

The Committee shall also specify no later than the first 90 days of the year which (if any), types or categories of extraordinary, unusual, non-recurring or other items or events shall be excluded or otherwise not fully taken into account when actual Company or divisional/departmental results are calculated.

With respect to a NEO who is newly hired or is promoted by the Company during a performance period, the Committee shall grant an award opportunity, or adjust an award opportunity previously granted, to such NEO for such performance period pursuant to the provisions of this Section 8; provided, however, that no award opportunity shall be granted or adjusted in such a manner as to cause any such award to fail as “qualified performance-based compensation” within the meaning of section 162(m).

(a). Pro-Rated Awards for Newly-Eligible Executives. A NEO who is granted an award opportunity more than 90 days after the beginning of the performance period, either because the NEO is newly hired or is promoted into a NEO position, will be granted an award opportunity under the Plan for such performance period based on the award levels established by the Committee during the first 90 days of the performance period for similar employees at the new or promoted NEO’s award level, with the threshold, target, and maximum award that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels, straight-line interpolation shall be used to determine the pro-rated threshold, target, and maximum award opportunity in accordance with this Section 8.

(b). Adjustments to Outstanding Awards. If a NEO is promoted after the beginning of a performance period, such employee’s outstanding award level for such performance period will be adjusted, effective as of the date of such promotion, based on the award levels established by the Committee during the first 90 days of the performance period for similar employees at such employee’s new award level. The adjustments to each such NEO’s award level shall be pro-rated on a monthly basis, with the threshold, target, and maximum award level for the employee’s original position and the original performance goals applicable for the number of full months preceding the effective date of the promotion and the threshold, target, and maximum award level for the employee’s new position and any revised performance goals applicable for the remaining number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels as described above, straight-line interpolation shall be used to determine the pro-rated threshold, target, and maximum award opportunity in accordance with this Section 8.

(c). Negative Discretion. Notwithstanding any other provision of this Section 8, the Committee retains the discretion to reduce the amount of any award opportunity, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (i) not to grant a pro-rated award opportunity pursuant to Section 8, (ii) not to adjust an outstanding award opportunity pursuant to Section 8, (iii) to grant a pro-rated award opportunity in a smaller amount than would otherwise be provided by Section 8, or (iv) to adjust an outstanding award opportunity to produce a smaller award than would otherwise be provided by Section 8, above.

The Committee shall finally establish and certify an award payout schedule based upon the extent to which the Company objective performance standard(s) is or is not achieved or exceeded. The Committee retains the right in its discretion to reduce an award based on Company, divisional/departmental or individual performance, but will have no discretion to increase any award so calculated.

In addition to award~~s~~ opportunities based on quantitatively determinable performance standards, the Committee may, in its discretion and acting in the best interests of the Company, set one or more other incentive goals for a portion or all of a NEO’s or Prospective NEO’s Plan award opportunity, the achievement of which need not be quantitatively determinable but, instead, may require subjective assessments of the quality of performance to which the goals relate (“qualitative performance standards”). If a qualitative performance standard is established with respect to a NEO’s or Prospective NEO’s Plan target award opportunity, the Committee shall specify the amount that will be based on that objective. The Committee will have discretion to increase or decrease that portion of an award which does not qualify for the performance-based exclusion from the Section 162(m) cap on compensation deductibility.

In no event shall the total annual Plan award to a NEO or Prospective NEO, including the non-performance-based portion, exceed ~~$2,000,000~~$3,000,000 a year.

Section 9 - Time of Distribution.

Distribution of awards shall be made as soon as practicable following the close of the year for which earned, but in no event later than 2-1/2 months following the award year unless otherwise determined by the Committee or its designee.

Section 10 - Forfeiture.

Until such time as the full amount of an award has been paid, a participant’s right to receive any unpaid amount shall be wholly contingent and shall be forfeited if, prior to payment, the participant is no longer in the employ of the Company, provided, however, that the Committee may in its discretion waive such condition of continued employment. A participant on an approved leave of absence as of the payment date is not eligible to receive payment of an award until the participant returns to active status. It shall be an overriding precondition to the payment of any award (a) that the participant not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any affiliated entity or otherwise inimical to the best interests of the Company and (b) that the participant furnish the Committee with all such information confirming satisfaction of the foregoing condition as the Committee shall reasonably request. If the Committee makes a determination that a participant has engaged in any such competitive or otherwise inimical activity, such determination shall operate to immediately cancel all then unpaid award amounts.

Section 11 - Death.

Any award remaining unpaid, in whole or in part, at the death of a participant shall be paid to the participant’s legal representative or to a beneficiary designated by the participant in accord with rules established by the Committee. Such payment will be made no later than 2-1/2 months following the award year.

Section 12 – Compliance with Section 409A of the U.S. Internal Revenue Code.

It is intended that awards made under the STIP shall not constitute the deferral of compensation under Section 409A of the U.S. Internal Revenue Code (“Code”). STIP shall be construed, administered, and governed in a manner that effects such intent, and the Committee shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the STIP payment shall not be deferred, accelerated, extended, paid out, settled, adjusted, substituted, exchanged or modified in a manner that would cause the payment to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise would subject the Grantee to the additional tax imposed under Section 409A of the Code.

Section 13 - No Right to Employment or Award.

No employee shall have any claim or right to receive an award, and participation in the Plan shall not confer upon any employee a right to continued employment by the Company. Further, the Company and each affiliated entity reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate an employee for any reason or no reason at any time except as modified by an authorized written agreement or if prohibited by applicable law.

Section 14 - Amendment or Termination.

The Board of Directors of the Company reserves the right at any time to make any changes in the Plan as it may consider desirable or may discontinue or terminate the Plan at any time, except that Section 8 cannot be changed in any way which would violate IRS regulations under Internal Revenue Code Section 162(m) without stockholder approval.

Section 15 – Sources.

The Company’s operating statements, human resources and payroll records will be used to determine eligible participants, eligible earnings and applicable business results used in all incentive calculations.

Section 16 - Compensation Changes/Transfers.

If a participant’s eligible earnings or STIP target percentage changes during the year, or if an employee transfers into or out of STIP during the year, any STIP award will be pro-rated appropriately, provided that any adjustments to awards pursuant to Section 8 will be adjusted as permitted under Section 162(m).

Section 17 – Assignment.

No funds, assets or other property of Kelly, and no obligation or liability of Kelly under any incentive plan, will be subject to any claim of any participant, nor will any participant have any right or power to pledge, encumber or assign an incentive payment.

Section 18 - Unauthorized Representations.

No director, officer, employee or other person has the authority to enter into any agreement, either written or oral, with any person or participant concerning the Plan or payment of an incentive, or to make any representation or warranty with respect to any incentive award. Only the President/CEO or the Senior Vice President of Global Human Resources will have such authority.

Section 19 - Tax-Related Liabilities.

The federal supplemental income tax withholding rate will be applied to all STIP payments for U.S. participants and appropriate tax withholdings will be applied in the other countries outside of U.S. Participants are responsible for determining the tax consequences of incentive payments and arranging for appropriate withholding. The Company will not be responsible for and will be held harmless and indemnified by participants from liability for payments, interest, penalties, costs, or expenses incurred as a result of not arranging for sufficient withholding or deductions from incentive payments.

Section 20 – Interpretation and Construction.

If an ~~A~~award is intended to qualify as performance-based compensation under Section 162(m), any provision of the Plan that would prevent such Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1. Election of directors of the Company, to serve for one-year terms expiring 2016, and until their respective successors shall be elected and shall qualify.
	For	Withhold		For	Withhold		For	Withhold	+
01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

07 - C.L. Mallett, Jr.	☐	☐	08 - L.A. Murphy	☐	☐	09 - D.R. Parfet	☐	☐

10 - B.J. White	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Amendment and Restatement of Equity Incentive Plan.	☐	☐	☐

4.	Amendment and Restatement of Short Term Incentive Plan.	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2015 fiscal year.	☐	☐	☐

6.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+

020C7D

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report to stockholders are available at:

www.edocumentview.com/kelyb

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 6, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 6, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 5, 2015.
Vote by Internet
• Go to www.envisionreports.com/kelyb
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1. Election of directors of the Company, to serve for one-year terms expiring 2016, and until their respective successors shall be elected and shall qualify.
	For	Withhold		For	Withhold		For	Withhold	+
01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

07 - C.L. Mallett, Jr.	☐	☐	08 - L.A. Murphy	☐	☐	09 - D.R. Parfet	☐	☐

10 - B.J. White	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	3.	Amendment and Restatement of Equity Incentive Plan.	☐	☐	☐

4.	Amendment and Restatement of Short Term Incentive Plan.	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2015 fiscal year.	☐	☐	☐

6.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¢	1 U P X	+

020C6D

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2014 Annual Report to stockholders are available at:

www.envisionreports.com/kelyb

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 6, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 6, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+